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Exhibit 10

DATED 1st JULY 2003

                (1)   ORIENT-EXPRESS HOTELS LTD

                (2)   BARCLAYS BANK PLC

AGREEMENT FOR EURO 135 MILLION
TERM AND MULTI-CURRENCY
REVOLVING CREDIT FACILITY

NICHOLSON GRAHAM & JONES
 110 CANNON STREET LONDON EC4N 6AR
TEL: 020 7648 9000
FAX: 020 7648 9001
REF: RAH/O.40-31

CONTENTS

Clause		Page
1.	DEFINITIONS AND INTERPRETATION
2.	CONDITIONS
3.	FACILITY A
4.	PURPOSE
5.	DRAWDOWN UNDER FACILITY A
6.	REPAYMENT AND PREPAYMENT (FACILITY A)
7.	INTEREST (FACILITY A)
8.	FACILITY B
9.	PURPOSE
10.	DRAWDOWN (FACILITY B)
11.	CURRENCIES
12.	REPAYMENT, PREPAYMENT AND CANCELLATION (FACILITY B)
13.	INTEREST (FACILITY B)
14.	FEES AND EXPENSES
15.	PAYMENTS
16.	SECURITY
17.	REPRESENTATIONS AND WARRANTIES
18.	UNDERTAKINGS
19.	DEFAULT AND ACCELERATED REPAYMENT
20.	INDEMNITIES
21.	TAXES
22.	CHANGES IN CIRCUMSTANCES
23.	GENERAL
SCHEDULE 1
Drawdown Notice
SCHEDULE 2
Conditions Precedent

THIS AGREEMENT is dated 1st July 2003

and made BETWEEN

(1)
ORIENT-EXPRESS HOTELS LTD (registered in Bermuda under number EC13215) whose registered office is at 41 Cedar Avenue, Hamilton HM EX, Bermuda (the "Borrower"); and

(2)
BARCLAYS BANK PLC (registered in England under number 01026167) whose registered office is at 54 Lombard Street, London, EC3P 3AH (the "Bank").

IT IS AGREED as follows:

PART 1
DEFINITIONS AND INTERPRETATION

1.     DEFINITIONS AND INTERPRETATION

1.1   Definitions

        In this Agreement, unless the context otherwise requires:

  "Advance" means an advance made or to be made by the Bank to the Borrower under a Facility or, as the context may require, the principal amount thereof from time to time outstanding;

  "Agent" means any person acting at any time in the capacity of agent for the Guarantee Providers for the purposes of the Guarantee Agreement;

  "Alberghiera" means Alberghiera Fiesolana S.p.A., Società per Azioni (registered at the Registry of Enterprises of Florence, R.E.A. No.118471) whose registered office is at Fiesole (Florence), Via di Doccia 4, CAP 50014;

  "Available Facility" means, in relation to Facility B, the Facility B Limit minus:

  (a)
  the Base Currency Amount of any outstanding Advances under Facility B; and

  (b)
  in relation to any proposed Advance, the Base Currency Amount of any Advances that are due to be made under Facility B on or before the proposed Drawdown Date,

  other than any Advances under Facility B that are due to be repaid or prepaid on or before the proposed Drawdown Date;

  "Base Currency Amount" means, in relation to an Advance, the amount specified (or deemed specified) in the Drawdown Notice delivered by the Borrower for that Advance (or, if the amount requested is not denominated in euro, that amount converted into euro at the Reference Bank's Spot Rate of Exchange on the date which is two Business Days before the Drawdown Date) adjusted to reflect any repayment or prepayment of such Advance;

  "Business Day" means a day (not being Saturday or Sunday) on which banks are open for business of the kind contemplated by this Agreement in London and:

  (a)
  (in relation to any date for payment or purchase of Dollars), New York or;

  (b)
  (in relation to any date for payment or purchase of euro) any TARGET Day;

  "Cipriani" means Hotel Cipriani S.p.A., Società per Azioni (registered at the Registry of Enterprises of Venice, R.E.A. No. 72692) whose registered office is at Venice, 10 Giudecca, CAP 30123;

  "Commitment" means the commitment of the Bank to make Advances on the terms and conditions of this Agreement, as reduced from time to time by the amount of any outstanding Advance under Facility A and the Base Currency Amount of any Advances under Facility B and otherwise as provided in this Agreement;

  "Commitment Period" means the period commencing on the date of this Agreement and ending on the date falling 30 days before the Maturity Date;

  "Consent" shall be construed so as to include any approval authorisation consent exemption licence permission or registration by of or from any governmental or other authority or any other person;

  "Deposit" means each or any matching deposit which is required to be made with the Bank by a Guarantee Provider as a condition precedent to an Advance pursuant to Clause 5.1(a)(iv) or 10.1(a)(x) or each or any replacement matching deposit from time to time and "Deposits" shall be construed accordingly;

  "Dollars" or "US$" means the lawful currency of the United States of America;

  "Drawdown Date" means, in relation to any Advance, the date on which the Advance is made;

  "Drawdown Notice" means a notice in the form set out in Schedule 1;

  "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, security interest, title retention or other encumbrance, security agreement or arrangement of any kind;

  "euro" means the single currency of participating members of the European Union;

  "EURIBOR" means in respect of any Interest Period or other period relating to any Advance or unpaid sum denominated in euro, the rate per annum determined by the Bank to be the arithmetic mean of the rates at which deposits in euro for the relevant Interest Period or other period and in an amount comparable to the relevant Advance or other such sum (as the case may be) were obtainable by the Interest Reference Banks in the European Interbank Market at or about 11.00 am (Brussels time) on the Quotation Date;

  "Event of Default" means any of the events or circumstances described in Clause 19.1;

  "Existing Facility" means the term loan facility made available under the term loan agreement dated 10 September 1997 between (1) the Borrower (2) Sea Containers Ltd and (3) National Westminster Bank Plc;

  "Facilities" means each of Facility A and Facility B;

  "Facility A" means the term loan facility described in Part 3;

  "Facility A Limit" means the lower of:

  (a)
  euro 90 million; and

  (b)
  70 per cent. of the aggregate value of all the Properties (excluding Splendido Mare) as determined by the then latest Valuation(s) delivered to the Bank;

  "Facility B" means the revolving credit facility described in Part 4;

  "Facility B Limit" means the lower of:

  (a)
  euro 45 million; and

  (b)
  70 per cent. of the aggregate value of all the Properties (excluding Splendido Mare) as determined by the latest valuation(s) delivered to the Bank minus euro 90,000,000;

  "Fees Letters" means each or either of two fees letters, one from the Bank and the Agent (as arrangers of the Facilities) and the other from the Agent, each addressed to the Borrower and setting out fees payable to the respective sender by the Borrower;

  "Financial Indebtedness" means Indebtedness incurred in respect of:

  (a)
  money borrowed or raised (excluding money raised by way of the issue of equity share capital);

  (b)
  any bond, bill of exchange, note, loan stock, debenture, commercial paper or similar security or instrument;

  (c)
  acceptance, documentary credit or guarantee facilities;

  (d)
  deferred payments for assets or services acquired (excluding any such liability in respect of normal trade credit for a period not exceeding six months);

  (e)
  rental payments under finance leases;

  (f)
  payments under hire purchase contracts;

  (g)
  factored debts, to the extent that there is recourse;

  (h)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

  (i)
  guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

  (j)
  guarantees, indemnities or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (a) to (i) inclusive above; and

  (k)
  amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above (including, without limitation, any forward sale or purchase agreement);

  "Financing Documents" means this Agreement and the Security Documents;

  "Group" means the Borrower and each Subsidiary thereof and "member of the Group" shall be construed accordingly;

  "Guarantee Agreement" means any guarantee, collateral or security agreement or document containing the terms of the placing or maintaining of any Deposit or otherwise relating thereto;

  "Guarantee Provider" means at any time any bank, financial institution or other body corporate which at such time has made or agreed to make a Deposit or Deposits with the Bank, and shall include such bank's, financial institution's or other body corporate's successors and permitted assigns;

  "Hedging Arrangement" means an interest rate swap, cap or other agreement or arrangement entered or to be entered into by the Borrower from time to time for the hedging of the interest (or any part of it) payable by the Borrower under this Agreement;

  "Hotel Subsidiaries" means Cipriani, Alberghiera and Splendido and "Hotel Subsidiary" means any one of them;

  "Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint;

  "Interest Payment Date" means the last day of each Interest Period;

  "Interest Period" means, in relation to each Advance, a period selected or deemed to have been selected by the Borrower in accordance with this Agreement provided that:

  (a)
  each Interest Period shall commence on the Drawdown Date relating to such Advance or, for Facility A (as the case may be), forthwith on the expiry of the preceding Interest Period;

  (b)
  if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day unless that would extend that Interest Period into the next following calendar month, in which event that Interest Period shall be shortened so as to end on the immediately preceding Business Day;

  (c)
  if any Interest Period commences on the last Business Day in a calendar month or if there is no corresponding date in the calendar month in which an Interest Period is due to end, then such Interest Period shall end on the last Business Day in the relevant later month;

  (d)
  if any Repayment Date in respect of Facility A falls within an Interest Period, the Loan outstanding under Facility A shall be divided into two parts, one part being the repayment instalment due on such Repayment Date and having an Interest Period ending on such date and the other part being the balance of the Loan outstanding under Facility A and having an Interest Period ascertained in accordance with the other provisions of this definition;

  (e)
  the last Interest Period in respect of Facility A shall end on the Maturity Date; and

  (f)
  no Interest Period in respect of Facility B shall end after the Maturity Date;

  "Interest Reference Banks" means Oversea-Chinese Banking Corporation Limited, London branch and Barclays Bank Plc (or, if either or both such banks is unable to act as a Reference Bank, such other London banks or branches as the Agent may nominate for such purpose and the Borrower shall approve, such approval not to be unreasonably withheld or delayed);

  "Initial Valuation" means the Valuation by the Valuer dated 28 February 2003;

  "Lease" means the lease agreement entered into between Splendido and Locafit SpA by a notarial deed dated 7 December 2001 in relation to Splendido Mare;

  "Leisure Holdings" means Leisure Holdings Asia Ltd (registered in Bermuda under number EC20454) whose registered office is at 41 Cedar Avenue, Hamilton HM EX, Bermuda;

  "LIBOR" means, in respect of any Interest Period or other period and in relation to an Advance or any unpaid sum, the rate per annum determined by the Bank to be the arithmetic mean of the rates at which deposits in the relevant currency for the relevant Interest Period or other period and in an amount comparable to the relevant Advance, or other such sum (as the case may be) were obtainable by the Interest Reference Banks in the London Interbank Market at or about 11.00 am on the Quotation Date;

  "Loan" means the aggregate principal amount for the time being outstanding under this Agreement;

  "Mandatory Costs" means the aggregate of:

  (a)
  the costs (expressed as an annual percentage at a rate rounded up to the nearest one eighth per cent) calculated by the Bank in accordance with its usual practice of complying with any reserve asset and/or special deposit and/or cash ratio and/or liquidity and/or capital adequacy and/or banking control or similar requirements of Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority; and

  (b)
  the costs (expressed as an annual percentage at a rate rounded up to the nearest one eighth per cent) calculated by each Guarantee Provider (and specified to the Bank) in accordance with its usual practice of complying with any reserve asset and/or special deposit and/or cash ratio and/or liquidity and/or capital adequacy and/or banking control or similar requirements of Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority and the Bank shall be entitled to rely upon information provided by a Guarantee Provider; sums paid to the Bank as a result of the operation of this paragraph (b) shall be for the account of the relevant Guarantee Provider(s);

  "Margin" means, in relation to both Facility A and Facility B, 1.35 per cent per annum;

  "Maturity Date" means (subject to Clause 15.3) the date falling five years after the first Drawdown Date under Facility A;

  "Obligor" means each of any of the Borrower, Leisure Holdings, each Hotel Subsidiary and any other person designated as such in writing by the Borrower and the Bank;

  "Party" means a party to this Agreement;

  "Permitted Encumbrance" means:

  (a)
  any supplier's, carrier's, workman's or like possessory lien arising in the ordinary course of business, by statute or by operation of law automatically and not by way of contract, in any case in respect of moneys not yet due and payable, but excluding any lien arising through any default or omission on the part of any Hotel Subsidiary;

  (b)
  any Encumbrance created by any Hotel Subsidiary when an asset constituting fixed plant machinery or equipment forming part of the Property owned by it is acquired by that member after the date of this Agreement securing Indebtedness incurred solely to finance the purchase of such asset and which does not exceed and is not capable of exceeding the purchase price of such asset and provided that the principal amount so secured by all such Encumbrances shall not at any time exceed euro 10,000,000 or its equivalent in other currencies;

  (c)
  the pre-emption right provided for by Law n. 1089, of 1st June 1939 in favour of the Italian State on Villa San Michele;

  (d)
  the pre-emption right provided for by Law n. 1089, of 1st June 1939 in favour of the Italian State on the property known as Antichi Granai della Republica, 6, 7, and 8 Giudecca, Venice comprising part of the Hotel Cipriani;

  (e)
  any Encumbrance created by Splendido in favour of Banco di Chiavari e della Riviera Ligure over Spendido's quotas in Venice Simplon-Orient Express Ltd as security for an indemnity granted by Splendido in respect of a guarantee provided by Banco di Chaivari e della Riviera Ligure in connection with the purchase by Splendido of Mirna Srl provided that the principal amount so secured or capable of being so secured does not exceed US$ 6,000,000 or its equivalent in other currencies;

  (f)
  any Encumbrance created by Alberghiera and/or Splendido in favour of a bank or other financial institution of the quotas of Byblos Srl for the purpose of purchasing and refurbishing the property known as Hotel Caruso, Ravello, Italy provided that the principal amount so secured or capable of being secured does not exceed euro 10,000,000 or its equivalent in other currencies;

  (g)
  any Encumbrance created by Cipriani in favour of a bank or other financial institution of its shareholding in SA Nara Tahiti (registered in French Polynesia) for the purpose of securing The Development Bank of Singapore provided that the principal amount so secured or capable of being secured does not exceed US Dollars 15,000,000 or its equivalent in other currencies;

  (h)
  any other Encumbrance created by any Hotel Subsidiary on any of its assets (other than the Properties and other assets the subject of any Encumbrance created by any Security Document) owned by it, securing Indebtedness which does not exceed and is not capable of exceeding the value of the security comprised in such Encumbrance at the date of its creation and provided that the principal amount secured or capable of being secured by all such Encumbrances of all the Hotel Subsidiaries does not exceed in aggregate euro 5,000,000 or its equivalent in other currencies;

  "Permitted Transfer" means the transfer by Cipriani to James Sherwood of an area of 15 square metres and identified at the Land and Real Estate Registry of Venice by sheet 19, mapp.108/2 135/5 - 171/4 - 172/2 - 173/2 and 174/2, Cat. D/2;

  "Person" shall be construed as a reference to any individual firm company body corporate government state or state entity or any association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

  "Potential Default" means any event or circumstance which, with the giving of notice or any certificate or the lapse of time or the making of any determination or the satisfaction of any other condition (or any combination thereof), would reasonably be expected to constitute an Event of Default;

  "Properties" means:

  (a)
  the properties known as (i) Hotel Cipriani, 10 Giudecca, Venice, Italy and (ii) Antichi Granai della Republica, 6, 7, and 8 Giudecca, Venice in each case together with all buildings, fixtures, fixed plant and machinery and equipment from time to time thereon or therein as the case may be ("Hotel Cipriani");

  (b)
  the property known as Hotel Splendido, 16 Viale Baratta, 16034 Portofino (Genoa), Italy, together with all buildings, fixtures, fixed plant and machinery and equipment from time to time thereon or therein as the case may be ("Hotel Splendido");

  (c)
  the property known as Villa San Michele, 4 Via Doccia, 50014 Fiesole, (Florence), Italy, together with all buildings, fixtures, fixed plant and machinery and equipment from time to time thereon or therein as the case may be ("Villa San Michele");

  (d)
  the Splendido Mare,

  (and where the context permits includes any one or more of them);

  "Quotation Date" means, in relation to any period for which an interest rate is to be determined:

  (a)
  (if the currency is Sterling) the first day of that period;

  (b)
  (if the currency is euro) two TARGET Days before the first day of that period; or

  (c)
  (if the currency is Dollars) two Business Days before the first day of that period;

  "Reference Bank" means Oversea-Chinese Banking Corporation Limited, London branch (or, if such bank is unable to act as Reference Bank, such other London bank or branch as it may nominate for such purpose and the Borrower shall approve, such approval not to be unreasonably withheld or delayed);

  "Repayment Date" means, in relation to Facility A and subject to Clause 15.3, each of the dates falling at successive three monthly intervals commencing after the first Drawdown Date and up to the Maturity Date;

  "Security Account" means any account with the Bank in the name of the Borrower into which sums are to be paid in accordance with the terms of Clause 12.4(b) or Clause 18.6(c) and which is subject to such security or other payment or blocking or designation arrangements as the Bank may require;

  "Security Documents" means:

  (a)
  a first mortgage (save that it shall rank behind the mortgage created in favour of National Westminster Bank Plc in connection with the Existing Facility until discharged using the proceeds of the first Advance hereunder) by Cipriani of the Hotel Cipriani governed by Italian law;

  (b)
  a first mortgage (save that it shall rank behind the mortgage created in favour of National Westminster Bank Plc in connection with the Existing Facility until discharged using the proceeds of the first Advance hereunder) by Alberghiera of the Villa San Michele governed by Italian law;

  (c)
  a first mortgage (save that it shall rank behind the mortgage created in favour of National Westminster Bank Plc in connection with the Existing Facility until discharged using the proceeds of the first Advance hereunder) by Splendido of the Hotel Splendido governed by Italian law;

  (d)
  an irrevocable proposal pursuant to Article 1329 of the Italian Civil Code for the execution of a deed providing for the assignment by Splendido to the Bank of the Lease;

  (e)
  a special privilege deed under Article 46 of the Italian Banking Law (Legislative Decree No. 385/1993) by each of the Hotel Subsidiaries in respect of the contents of the relevant hotel and, in the case of Splendido, Splendido Mare;

  (f)
  a pledge agreement, under Italian law, by the Borrower and Leisure Holdings of all their respective shares or quotas (as the case may be) in each of Cipriani and Splendido (which pledge shall be conditional upon the discharge and cancellation of the existing pledge over the same assets in favour of National Westminster Bank Plc);

  (g)
  a pledge agreement, under Italian law, by the Borrower, Leisure Holdings and Cipriani of all their respective shares in Alberghiera (which pledge shall be conditional upon the discharge and cancellation of the existing pledge over the same assets in favour of National Westminster Bank Plc);

  (h)
  a mortgage by Cipriani of the trademarks "Cipriani" (No. 560438) and "Hotel Cipriani" (No. 495857) registered in Italy and of Cipriani's interest in the Community Trademark "Cipriani" (Class 16, 35, 42 and Number 115824) and Community Trademark "Hotel Cipriani" (Class 16, 35, 42 and Number 115857);

  (i)
  a guarantee by Splendido of all moneys, obligations and liabilities from time to time owing by the Borrower to the Bank under the Financing Documents;

  (j)
  a guarantee by Cipriani of all moneys, obligations and liabilities from time to time owing by the Borrower to the Bank under the Financing Documents;

  (k)
  a guarantee by Alberghiera of all moneys, obligations and liabilities from time to time owing by the Borrower to the Bank under the Financing Documents;

  (l)
  an indemnity by the Borrower in favour of Oversea-Chinese Banking Corporation Limited as agent for itself and the Guarantee Providers;

  (m)
  a deed of assignment of insurance proceeds governed by Italian law, charging and assigning to the Bank the proceeds of the insurance policies described therein in respect of loss or damage to the respective Property owned by Alberghiera, Splendido and Cipriani (excluding, in the case of Splendido, Splendido Mare);

  (n)
  any other document designated as such in writing by both or all the parties to it;

  (o)
  each variation or amendment of or supplement to any document referred to in (a) to (m) above from time to time,

  (and where the context permits includes any one or more of them);

  "Splendido" means Hotel Splendido Srl, Società a responsabilità limitata (registered at the Registry of Enterprises of Genoa, R.E.A. No. 218366) whose registered office is at Portofino (Genoa), 16 Viale Baratta, CAP 16034;

  "Splendido Mare" means the property located at Piazza Martiri dell'Olivetta, Portofino (Genoa) and from which Splendido runs the hotel and restaurant known as Splendido Mare;

  "Sterling" and "£" means the lawful currency of the United Kingdom;

  "Subsidiary" has the meaning given to such expression by section 736 of the Companies Act 1985;

  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system:

  "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro;

  "Taxes" includes all present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any penalties in respect thereof;

  "Valuation" means a valuation of any or all the Properties by the Valuer on bases and assumptions agreed by or acceptable to the Bank;

  "Value Added Tax" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature; and

  "Valuer" means, at the Bank's option, either Pannell Kerr Forster Associates or another independent professional valuer selected by or otherwise acceptable to the Bank and approved by the Borrower (such approval not to be unreasonably withheld or delayed).

1.2   Interpretation

  (a)
  In this Agreement, unless otherwise expressly provided, any reference to:

  (i)
  the Borrower or the Bank shall be construed so as to include their respective successors and assigns from time to time;

  (ii)
  a time of day is a reference to London time;

  (iii)
  fees costs and expenses shall be exclusive of any Value Added Tax or similar tax chargeable on them, whether in the United Kingdom, Italy or elsewhere, which shall accordingly be payable in addition;

    (iv)
    any other document or instrument is a reference to that other document or instrument as the same may have been, or may from time to time be, amended or supplemented;

    (v)
    the liquidation winding-up or dissolution of a company or body corporate or the appointment of a receiver manager administrator or sequestrator of or in relation to a company or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

    (vi)
    a Clause or a Schedule or a Part is a reference to a clause of or a schedule to or part of this Agreement;

    (vii)
    any statutory provision shall include a reference to such provision as from time to time re-enacted amended extended or replaced.

  (b)
  In this Agreement words importing the singular shall include the plural and vice versa.

  (c)
  Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.

1.3   Third Party Rights

  Unless expressly provided to the contrary in this Agreement, a Security Document or the Guarantee Agreement, a person who is not a party to this Agreement (save for the Agent and any Guarantee Provider) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

PART 2
CONDITIONS PRECEDENT

2.     CONDITIONS

2.1   Conditions for the first Advance

  The Bank shall not be obliged to make any Advance or make available or maintain any Facility until the Bank shall have received, in each case in form and substance satisfactory to it, the documents, items and evidence specified in Schedule 2.

2.2   Conditions for all Advances

  The obligation of the Bank to make each and any Advance is subject to the further conditions precedent that:

  (a)
  at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the representations and warranties set out in Clause 17.1 are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time; and

  (b)
  at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, no Event of Default or Potential Default shall have occurred and be continuing or would result from the making of such Advance.

PART 3
FACILITY A

3.     FACILITY A

  Subject to the terms and conditions of this Agreement, the Bank agrees to make available to the Borrower a committed term loan facility in an amount equal to the Facility A Limit.

4.     PURPOSE

4.1
The Advance under Facility A shall be used first to discharge all sums outstanding under the Existing Facility and the balance shall be used for general corporate purposes of the Borrower and its Subsidiaries.

4.2
The Borrower shall not use the Advance for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Bank, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of the Advance.

5.     DRAWDOWN UNDER FACILITY A

5.1   Drawdown

  (a)
  Subject to the terms and conditions of this Agreement, the Borrower may draw the Advance under Facility A provided that:

  (i)
  the Bank shall have received a Drawdown Notice duly completed and executed relating to the Advance not later than 10.00 am on the third Business Day before the proposed Drawdown Date of the Advance (or such later time as the Agent may agree);

  (ii)
  the proposed Drawdown Date shall be a Business Day on or before the date falling 90 days after the date of this Agreement;

  (iii)
  the Advance shall not be less than the amount required to discharge all sums outstanding or payable under or in respect of the Existing Facility and shall not exceed the Facility A Limit;

  (iv)
  a Deposit or Deposits in euro has/have been made with the Bank equal (if more than one, in aggregate) to the proposed Advance; and

  (v)
  no more than one Advance may be made under Facility A.

  (b)
  The Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

5.2   Payment of Advance

  The Bank is irrevocably authorised and directed by the Borrower on drawdown to pay directly to National Westminster Bank Plc a sum sufficient to discharge all sums outstanding under the Existing Facility to be applied in payment and discharge of all sums outstanding under the Existing Facility. The remainder of the Advance under Facility A shall be made available on the Drawdown Date by the Bank crediting it to such bank account of the Borrower as the Borrower shall specify to the Bank for this purpose in the Drawdown Notice.

5.3   Cancellation of Facility A

  Any part of Facility A which shall not have been drawndown or cancelled by the close of business on the earlier of the date falling 90 days after the date of this Agreement and the first Drawdown Date shall at that time be automatically cancelled and the fees calculated in accordance with Clause 14.4 shall become payable.

6.     REPAYMENT AND PREPAYMENT (FACILITY A)

6.1   Repayment

  (a)
  Unless earlier repayment is required under the terms of this Agreement, on each Repayment Date referred to in column (1) below the Borrower will repay the principal amount advanced under Facility A by an instalment equal to the principal amount set out in column (2) opposite such date:

(1)	(2)
1st to 4th Repayment Dates	euro 1,500,000
5th to 8th Repayment Dates	euro 1,750,000
9th to 19th Repayment Dates	euro 2,250,000

    and the Borrower shall repay the balance of the Advance outstanding under Facility A on the Maturity Date.

  (b)
  If the amount of the Advance under Facility A is for any reason (and notwithstanding the terms of this Agreement) less than euro 90,000,000, the amount of the shortfall shall be applied against the repayments specified in paragraph (a) above in inverse order of maturity.

6.2   Prepayment of Facility A

  (a)
  The Borrower may (provided that it shall have given to the Bank not less than 30 days' prior notice specifying the date and intended amount of the prepayment) prepay to the Bank on the last day of any Interest Period the whole or part of the Advance outstanding under Facility A but, if in part, being the minimum amount of euro 3,000,000 and an integral multiple of euro 1,000,000.

  (b)
  Prepayments of the Advance under Facility A shall be made together with accrued interest thereon, the fee payable under Clause 14.4 and all other amounts payable under and in relation to this Agreement.

  (c)
  Any notice of prepayment of the Advance under Facility A by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to prepay in accordance with such notice. The Borrower may not prepay all or any part of the Advance under Facility A except in accordance with the express terms of this Agreement.

  (d)
  Any prepayment of Facility A shall be applied against and shall reduce or if applicable extinguish the amounts specified in Clause 6.1(a) in inverse order of maturity.

  (e)
  No amount of Facility A prepaid under this Agreement may be redrawn.

7.     INTEREST (FACILITY A)

7.1   Interest

  The Borrower shall pay to the Bank interest on the Loan outstanding under Facility A in respect of each Interest Period at the rate per annum determined by the Bank to be the aggregate of:

  (a)
  the Margin;

  (b)
  EURIBOR relative to that Interest Period; and

  (c)
  Mandatory Costs.

7.2   Payment

  The Borrower shall pay interest on the Advance outstanding under Facility A on each Interest Payment Date relating to such Advance.

7.3   Interest Periods

  The Borrower may select the duration (being one, two or three months) of each Interest Period. Such selection shall be made in the Drawdown Notice and thereafter by notice received by the Bank from the Borrower not later than 10.00 am on the third Business Day before the beginning of the relevant Interest Period. If the Bank shall not have so received notice of any such selection in respect of any Interest Period then such Interest Period shall be of the duration of three months.

7.4   Notification

  The Bank shall promptly notify the Borrower of each rate of interest determined by it under this Clause.

7.5   Hedging

  The Borrower shall enter into and maintain Hedging Arrangements for an amount equal to the sums outstanding under Facility A from time to time in form and substance satisfactory to the Bank.

PART 4
FACILITY B

8.     FACILITY B

  Subject to the terms and conditions of this Agreement the Bank agrees to make available to the Borrower a committed multi-currency revolving cash advance facility in the maximum aggregate principal amount of the Facility B Limit.

9.     PURPOSE

9.1
Advances under Facility B shall be used by the Borrower to fund capital expenditure relating to the Properties (and the hotel businesses carried on from them) and for the general corporate purposes of the Borrower and its subsidiaries.

9.2
The Borrower shall not use any Advance under Facility B for any purpose except that permitted in this Clause 9. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Bank, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any Advance.

10.   DRAWDOWN (FACILITY B)

10.1 Drawdown

  (a)
  Subject to the terms and conditions of this Agreement, the Borrower may from time to time draw Advances under Facility B provided that:

  (i)
  the Bank shall have received a duly completed and executed Drawdown Notice relating to each proposed Advance not later than 10.00 am on the fifth Business Day (or the third Business Day if an Advance under Facility B is made contemporaneously with the Advance under Facility A) before the proposed Drawdown Date of such Advance;

  (ii)
  the Bank shall have received, not later than the relevant Drawdown Notice, notice from the Borrower giving reasonable details of the purpose for which the Advance will be used;

  (iii)
  each proposed Drawdown Date shall be a Business Day not later than 30 days prior to the Maturity Date;

  (iv)
  each Advance:

  (A)
  in euro shall be in the minimum amount of euro 8,000,000 (or, if less, the Available Facility) and shall be an integral multiple of euro 1,000,000;

  (B)
  in Sterling shall be in the minimum amount of £5,000,000 (or, if less, the Available Facility converted into Sterling at the Reference Bank's Spot Rate of Exchange on the date which is two Business Days before the Drawdown Date) and shall be an integral multiple of £1,000,000; and

  (C)
  in Dollars shall be in the minimum amount of Dollars 8,000,000 (or, if less, the Available Facility converted into Dollars at the Reference Bank's Spot Rate of Exchange on the date which is two Business Days before the Drawdown Date) and shall be an integral multiple of Dollars 1,000,000;

    (v)
    the Base Currency Amount of each Advance must be less than or equal to the Available Facility and, if the amount of the proposed Advance exceeds the Available Facility, the amount of the proposed Advance will be reduced so as to be equal to the Available Facility (or, if the requested currency of the proposed Advance is not euro, the Available Facility converted into the requested currency at the Reference Bank's Spot Rate of Exchange on the date which is two Business Days before the Drawdown Date) and the Drawdown Notice will be deemed amended accordingly;

    (vi)
    not more than five Advances shall be outstanding under Facility B at any time;

    (vii)
    no Advance shall be drawn if its duration would extend after the Maturity Date;

    (viii)
    a drawing has been made under Facility A (or in the case of the first Advance under Facility A is made on the same Drawdown Date);

    (ix)
    the aggregate of all Advances outstanding under Facility A and Facility B (or the Base Currency Amount thereof) must not exceed the Commitment;

    (x)
    a Deposit or Deposits in the requested currency of the Advance has/have been made with the Bank equal (if more than one, in aggregate) to the proposed Advance under Facility B; and

    (xi)
    if circumstances in Clause 12.4(a) would arise by reason of drawing the proposed Advance, the amount of the proposed Advance shall be limited to such amount as will result in the Borrower not having an obligation to prepay any Advance in accordance with Clause 12.4(a).

  (b)
  Each Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

10.2 Payment of Advances

  Subject as otherwise provided in this Agreement, each Advance shall be made available on the Drawdown Date therefor by the Bank crediting the amount of such Advance to such bank account of the Borrower as it shall specify to the Bank for this purpose in the relevant Drawdown Notice.

10.3 Cancellation of undrawn Facility B

  Any part of Facility B which shall not have been drawn down or cancelled by the close of business on the date falling 30 days prior to the Maturity Date shall at that time be automatically cancelled and cease to be available (but, for the avoidance of doubt no cancellation fee shall then become payable under Clause 14.4).

10.4 Paying Agent

  The Borrower and Bank may, by agreement with the Agent, agree that the Agent shall also act as agent for the Bank in collecting the Deposits in respect of any Advance and disbursing the proceeds of that Advance to the Borrower. In such circumstances, the Parties shall make all necessary accounting entries on the relevant Drawdown Date to reflect the receipt of the Deposits and the making of the Advance.

11.   CURRENCIES

11.1 Rollovers: same currency

  Where, on any day for repayment of an Advance under Facility B, the Borrower borrows a further Advance under Facility B in the same currency in accordance with the provisions of this Agreement, the Bank shall apply the amount advanced by it in respect of such further Advance in or towards repayment of the principal amount of the Advance required to be repaid on that date.

11.2 Rollovers: different currency

  Where, on any day for repayment of an Advance under Facility B ("existing Advance"), the Borrower borrows a further Advance in a different currency from the existing Advance ("New Advance") in accordance with the provisions of this Agreement, the Bank will only be obliged to advance the New Advance against or following repayment of the existing Advance.

12.   REPAYMENT, PREPAYMENT AND CANCELLATION (FACILITY B)

12.1 Repayment

  (a)
  The Borrower shall repay to the Bank each Advance on the last day of the Interest Period relating to such Advance.

  (b)
  Repayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement.

  (c)
  Following any repayment under paragraph (a) above, the amount of such repayment shall, subject to the terms and conditions of this Agreement, be available for reborrowing under this Agreement.

12.2 Prepayment

  (a)
  The Borrower may (provided that it shall have given to the Bank not less than 30 days' prior notice specifying the date and intended amount of the prepayment) prepay to the Bank the whole (but not part) of an Advance under Facility B.

  (b)
  Prepayments of Advances under Facility B shall be made together with accrued interest thereon, the fee payable under Clause 14.4 and all other amounts payable under and in relation to this Agreement.

  (c)
  Following any prepayment under paragraph (a) above, the amount of such prepayment shall, subject to the terms and conditions of this Agreement, be available for reborrowing under this Agreement.

  (d)
  Any notice of prepayment of Advance(s) outstanding under Facility B by the Borrower shall be irrevocable and the Borrower shall be bound to prepay in accordance with such notice. The Borrower may not prepay all or any part of any Advance under Facility B except in accordance with the express terms of this Agreement.

12.3 Cancellation

  The Borrower may, by giving to the Bank not less than 30 days' prior notice specifying the amount to be cancelled and subject to Clause 14.4, cancel all or any part (but, if in part, being an integral multiple of euro 5,000,000) of the undrawn amount of Facility B. Any such notice of cancellation shall be irrevocable. The Borrower may not cancel the whole or any part of the undrawn amount of Facility B except in accordance with this Clause.

12.4 Exchange Risk

  (a)
  If on any day the Bank certifies that the aggregate of all Advances outstanding under Facility B exceeds (or, in the case of any Advance denominated in Sterling or Dollars, would exceed if converted into euro at the Reference Bank's spot rate of exchange for the purchase of euro with Sterling or Dollars (as the case may be) on that day) 105 per cent of the Facility B Limit, the Borrower shall promptly prepay Advances under Facility B in whole or in part sufficient to reduce such aggregate to 100 per cent of such amount. If the Borrower does not select the Advances or part thereof to be prepaid under this paragraph within two Business Days after the date of the Bank's certificate, the Bank may do so and its selection will be binding on the Borrower.

  (b)
  Where any amount to be prepaid under paragraph (a) above is received by the Bank during an Interest Period of the Advance(s) being prepaid, the Bank will, at the request of the Borrower retain, such amount in a Security Account until the end of such relevant Interest Period and will apply such amount against the relevant Advance on the expiry of its Interest Period.

13.   INTEREST (FACILITY B)

13.1 Interest

  The Borrower shall pay to the Bank interest on each Advance under Facility B in respect of each Interest Period relating to such Advance at the rate per annum determined by the Bank to be the aggregate of:

  (a)
  the Margin;

  (b)
  LIBOR (or, in the case of Advances denominate in euro, EURIBOR) relative to that Interest Period; and

  (c)
  Mandatory Costs.

13.2 Payment

  The Borrower shall pay interest on each Advance under Facility B on the Interest Payment Date relating to such Advance.

13.3 Interest Periods

  The Borrower may select the duration (being one, two or three months) of the Interest Period for any Advance under Facility B. Such selection shall be made in the Drawdown Notice relating to such Advance provided that, if such selection in respect of any Interest Period is not specified in the relevant Drawdown Notice, then such Interest Period shall be of the duration of three months.

13.4 Notification

  The Bank shall promptly notify the Borrower of each rate of interest determined by it under this Clause.

PART 5
FEES AND EXPENSES

14.   FEES AND EXPENSES

14.1 Commitment fee

  The Borrower shall pay to the Bank (for the account of the Guarantee Providers) a commitment fee in Sterling at the rate of 0.125 per cent per annum on the aggregate amount of the unutilised portion of Facility B, as from and including the date of this Agreement until and including the last day of the Commitment Period. Such fee shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360-day year and shall be paid at three-monthly intervals after the date of this Agreement and on the last day of the Commitment Period or, if earlier, on cancellation of Facility B or final repayment of the Loan.

14.2 Guarantee Providers fee

  The Borrower shall pay to the Bank or as it may direct for the account of the Guarantee Providers or their agent (as the case may be) any arrangement, underwriting or agency fees (together with Value Added Tax thereon, if any) as may from time to time be due and payable (including, without limitation under the Fees Letters). For the avoidance of doubt, all such liabilities shall be deemed to be incurred under this Agreement and shall be secured by the Security Documents.

14.3 Administration fee

  The Borrower shall pay to the Bank an administration fee (together with any Value Added Tax thereon, if any) of US$250,000 on the date of this Agreement together with an ongoing administration fee of US$50,000 per annum. Such fee shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 360-day year and shall be paid at three-monthly intervals after the date of this Agreement and on final repayment of the Loan.

14.4 Prepayment and cancellation fees

  If all or any part of the Loan is prepaid, cancelled or deemed cancelled under any provision of this Agreement (except Clause 6.1(a) or 12.1(a)), the Borrower shall pay, on the date of prepayment or cancellation, to the Bank (for the account of the Guarantee Providers) a fee calculated as follows:

  (a)
  if the prepayment or cancellation occurs after the date of this Agreement but on or before the date falling 2 years after the first Drawdown Date, 0.5 per cent of the amount prepaid or cancelled; or

  (b)
  if the prepayment or cancellation occurs after the date falling two years after the first Drawdown Date but before the date falling 4 years after the first Drawdown Date, 0.25 per cent of the amount prepaid or cancelled; or

  (c)
  if the prepayment or cancellation occurs later than 4 years after the first Drawdown Date, 0.125 per cent of the amount prepaid or cancelled.

14.5 Expenses

  (a)
  The Borrower agrees to pay, on demand and on a full indemnity basis, to the Bank the amount of all costs and expenses in any jurisdiction (including reasonable legal and out-of-pocket expenses and any Value Added Tax or similar Taxes on such costs and expenses) which the Bank incurs (or, as the case may be, specifies to have been incurred by a Guarantee Provider) in connection with the preparation negotiation execution and delivery of this Agreement and/or any Guarantee Agreement and all the Security Documents.

  (b)
  The Borrower agrees to pay, on demand and on a full indemnity basis, to the Bank all costs and expenses in any jurisdiction (including legal and out-of-pocket expenses and any Value Added Tax or similar Taxes on such costs and expenses) incurred by it (or, as the case may be, specified by the Bank to have been incurred by a Guarantee Provider) in connection with any actual or proposed amendment or extension of or any waiver or consent under this Agreement and/or any Guarantee Agreement and/or any Security Document and in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, this Agreement and/or any Guarantee Agreement and/or any Security Document or otherwise in respect of any money from time to time owing thereunder.

14.6 Duties

  The Borrower agrees to pay all notarial fees, stamp documentary registration or other similar duties or Taxes (including any payable by the Bank or any Guarantee Provider) imposed on or in connection with this Agreement and/or any other document referred to herein and shall indemnify the Bank (or, as the case may be, pay to the Bank an amount sufficient to indemnify a Guarantee Provider) against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

14.7 Payment by deduction

  The Bank shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 14 out of and by deduction from any Advance and the Borrower hereby irrevocably authorises the Bank to do so.

14.8 Imposta Sostitutiva

  This Agreement and the Facilities shall be subject to "Imposta Sostitutiva" pursuant to Article 15 et seq. of Presidential Decree No. 601 of 29th September 1973, the Facilities being long term facilities made available by a European bank. In consequence of that no Registration Tax ("Imposta di Registro"), stamp duty ("Imposta di Bollo"), mortgage and cadastral taxes ("Imposte Ipotecaria e Catastali") and taxes on governmental concessions ("Tasse sulle Concessioni Governative") shall apply in respect of this Agreement, the Security Documents and any acts, agreements, documents and formalities exempted from such taxes pursuant to Article 15 of Presidential Decree No. 601 of 29th September, 1973. The duly empowered representatives of the Bank hereby declare for all purposes that the Bank will duly and timely comply with any and all declarations and requirements under the provisions of Article 20 of Presidential Decree No. 601 of 29th September, 1973.

PART 6
PAYMENTS

15.   PAYMENTS

15.1 Payments

  (a)
  All sums payable by the Borrower under this Agreement, whether principal, interest, fees or otherwise, shall be made in full, without any set-off or counterclaim whatsoever and (save as provided in Clause 21) free and clear of any deductions or withholdings, in immediately available, freely transferable, cleared funds in the relevant currency not later than 11.00 am (local time in the place of payment) on the due date to such account with such bank as the Bank may prescribe for such purpose.

  (b)
  In the case of a partial payment by the Borrower, the Bank may appropriate such payment towards such of the obligations of the Borrower under this Agreement as the Bank may decide. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Bank shall apply to the exclusion of any actual or purported appropriation by the Borrower.

15.2 Currencies

  Each repayment or prepayment under this Agreement shall be made in the currency in which the relevant amount was denominated for the Interest Period or other period ending on the date of such repayment or prepayment.

15.3 Business Days

  Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month in which case such payment shall instead be made on the immediately preceding Business Day.

15.4 Default interest

  Following non-payment by the Borrower on the due date of any sum due under this Agreement, the Borrower shall, from time to time on demand by the Bank, pay to the Bank interest on such sum (including but without limitation default interest) from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank to be 1.25 per cent per annum above the aggregate of:

  (a)
  the Margin;

  (b)
  LIBOR (or, in the case of sums denominated in euro, EURIBOR) for such successive periods not exceeding three months as the Bank may determine from time to time in respect of amounts comparable with the sum not paid; and

  (c)
  the Mandatory Costs.

15.5 Basis of calculation

  All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and (in respect of Advances denominated in Sterling) a 365-day year and (in respect of Advances in euro or Dollars) a 360-day year. Any certificate or determination by the Bank as to any rate of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower.

15.6 Accounts

  Account(s) maintained by the Bank in connection with the Facilities and any account maintained by the Agent and for the purposes of Clause 10.4 shall (save for manifest error) be conclusive evidence of the amounts from time to time owing by the Borrower to the Bank under this Agreement.

15.7 Deposits

  The Bank is not obliged to make available any Advance until it has been able to establish to its satisfaction that it (or, if Clause 10.4 applies, the Agent) has actually received the Deposit(s) referred to in Clause 5.1(a)(iv) and 10.1(a)(x) (as the case may be), but if the Bank does make an Advance available to the Borrower and it proves to be the case that it had not actually received Deposit(s) at least equal to the amount it made available to the Borrower in connection with such Advance then the Borrower shall forthwith on request refund the amount notified by the Bank to the Borrower to be the excess of the amount made available to the Borrower over the amount of the Deposit(s) together with interest on such excess at the rate determined by the Bank to be equal to the cost to the Bank of funding such excess for the period until receipt by the Bank thereof.

15.8 Change of currency

  (a)
  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

  (i)
  any reference in the Agreement and Security Documents to, and any obligations arising under the Agreement and Security Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Bank (after consultation with the Borrower); and

  (ii)
  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Bank (acting reasonably).

  (b)
  If a change in any currency of a country occurs, the Agreement and Security Documents will, to the extent the Bank (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

PART 7
SECURITY

16.   SECURITY

16.1 Security

  The Loan and all interest and other sums payable under or in respect of the Facilities shall at all times be secured or, as the case may be, guaranteed by the Security Documents.

16.2 Security Account

  At the time of any provision of cash collateral in accordance with Clause 12.4(b) or Clause 18.6(a), the Borrower shall, if so requested by the Bank, enter into security documentation (and provide legal opinions and other supporting documentation, if so requested by the Bank) in form and substance satisfactory to the Bank (acting reasonably) in relation to the cash collateral and the Security Account at the cost and expense of the Borrower.

16.3 Further assurance

  The Borrower shall, and shall procure that each other person granting any security or guarantee under or in respect of the Facilities shall, forthwith on demand by the Bank, do and execute any and all further acts deeds documents and things as may from time to time be reasonably necessary or advisable to perfect each Security Document and protect the interests of the Bank or other beneficiary thereunder.

16.4 Loan to value ratio

  (a)
  The aggregate of the Loan and all other moneys outstanding under the Facilities shall not at any time exceed seventy per cent of the aggregate value of all the Properties (excluding Splendido Mare). The value of any or all the Properties is to be determined from time to time, on demand by the Bank, by a Valuation carried out by the Valuer. The reasonable and proper fees and expenses of the Valuer for each such Valuation (and any value added tax or similar tax thereon) on a full indemnity basis will be paid promptly by the Borrower in the case of:

  (i)
  the first three Valuations of each Property during the life of the Facilities;

  (ii)
  any Valuation which demonstrates that the aggregate of the Loan and any other moneys outstanding under the Facilities exceeds seventy per cent of the aggregate value of all the Properties (excluding Splendido Mare); and

  (iii)
  any Valuation after the occurrence of an Event of Default or Potential Default.

  (b)
  Any other Valuation shall be at the expense of the Bank.

  (c)
  Valuations carried out pursuant to this Clause shall be conclusive as to the value of a Property save in the case of manifest error.

16.5 Value shortfall

  (a)
  If at any time the aggregate of the Loan and all other moneys outstanding under the Facilities exceeds seventy per cent of the aggregate value of the Properties (excluding Splendido Mare):

  (i)
  the Bank may by notice to the Borrower cancel or suspend, indefinitely or for such period as the Bank may think fit, the Borrower's ability to draw down under the Facilities; and/or

    (ii)
    the Borrower will forthwith on demand by the Bank prepay part of the Loan so that the aggregate of the Loan and all other moneys outstanding under the Facilities does not exceed seventy per cent of the aggregate value of the Properties (excluding Splendido Mare) as determined in accordance with Clause 16.4; and/or

    (iii)
    the Borrower shall forthwith on demand by the Bank provide (at the Borrower's expense and in form and substance satisfactory to the Bank (acting reasonably)) additional security so that the aggregate of the Loan and all other moneys outstanding under the Facilities does not exceed seventy per cent of the aggregate value of the Properties (excluding Splendido Mare) (as determined in accordance with Clause 16.4) and the additional security.

  (b)
  For the purpose of calculating the value of security cover under this Clause, the Bank shall be entitled notionally to convert any asset or liability denominated in one currency into another relevant currency at its spot rate on the date of calculation or such other rate as it reasonably considers appropriate.

PART 8
REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND DEFAULT

17.   REPRESENTATIONS AND WARRANTIES

17.1 Representations and warranties

  The Borrower represents and warrants to the Bank that:

  (a)
  each Obligor is a limited liability company duly incorporated and validly existing under the laws of its country of incorporation referred to at the head of this Agreement or, as the case may be, in Clause 1.1 and each Obligor has power to carry on its business and to own its property and assets;

  (b)
  each Obligor has power and authority to execute deliver and perform its obligations under this Agreement and each Security Document to which it is to be (or is, or is expressed to be) a party; all necessary action has been taken (and not revoked) to authorise the execution delivery and performance by each such company of this Agreement and each such Security Document; and this Agreement and each such Security Document constitutes (or will when executed constitute) its valid and legally binding obligation enforceable in accordance with the terms thereof;

  (c)
  the execution delivery and performance of this Agreement and each Security Document and the use of the Facilities do not and will not:

  (i)
  contravene any law regulation directive judgment or order to which any Obligor is subject; or

  (ii)
  result in any actual or potential breach of or default under any obligation agreement instrument or Consent to which any Obligor is a party or by which it is bound or which it requires to carry on its business; or

  (iii)
  contravene any provision of the memorandum and articles of association and/or statutes and/or constitutional documents of any Obligor; or

  (iv)
  result in any limitation on the powers to borrow or incur Financial Indebtedness of any Obligor being exceeded; or

  (v)
  (except as provided in this Agreement and/or the Security Documents or any of them) result in the creation or imposition of or oblige any Obligor to create any Encumbrance on its undertaking or any of its assets rights or revenues;

  (d)
  the obligations of the Borrower under this Agreement are its direct general and unconditional obligations and rank at least pari passu with all other of its present and future unsecured and unsubordinated Indebtedness;

  (e)
  no litigation arbitration or administrative proceeding and without limitation no dispute with any statutory or governmental or regional authority is pending or threatened against any Obligor or any of their respective assets which might have a material adverse effect on their business, assets or financial condition or their ability to observe or perform their obligations (if any) under this Agreement or any Security Document;

  (f)
  no Event of Default or Potential Default has occurred and is continuing;

  (g)
  no Obligor is in default in the payment of any due and payable Taxes or in the filing registration or recording of any document under any legal or statutory obligation or requirement material to the Facilities;

  (h)
  none of the Obligors is (nor would with the giving of notice or lapse of time or any certificate or the making of any determination or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it is bound in any manner which might have a material adverse effect on its business, assets or financial condition or its ability to observe or perform its obligations under this Agreement or any Security Document;

  (i)
  (other than pursuant to the Security Documents or Permitted Encumbrances) there exists no Encumbrance over all or any part of the Borrower's, Cipriani's or Leisure Holdings' (or any other shareholder of the Hotel Subsidiaries) shares in the Hotel Subsidiaries or over the whole or any part of the present or future undertaking assets rights or revenues (including uncalled capital) of any of the Hotel Subsidiaries and no obligation to create any such Encumbrance;

  (j)
  the latest report and financial statements of the Borrower and each of the Hotel Subsidiaries have been prepared (in the case of the Borrower) in accordance with generally accepted United States accounting principles and practices (or, in the case of the Hotel Subsidiaries, consistent with their previous financial statements) consistently applied and give a true and fair view of the financial condition, assets and liabilities of the Borrower and each of the Hotel Subsidiaries at the date, and their profits for the period ending on the date, to which such financial statements have been prepared; and since that date, having regard to the annual seasonal nature of the business carried on by the Hotel Subsidiaries and the effect of such on the Hotel Subsidiaries as a whole, there has been no adverse change in the financial condition or the business, assets, profits or operations of the Borrower or any of the Hotel Subsidiaries which may have a materially adverse effect on its respective ability to comply with its obligations under this Agreement or any of the Security Documents;

  (k)
  each Obligor has obtained and complied with all Consents necessary or appropriate for (i) in the case of the Hotel Subsidiaries, the ownership of the relevant hotel, (ii) the carrying on by it of its business and (iii) the execution delivery and performance of this Agreement and each Security Document and, in the case of the Borrower, the use of the Facilities (and the same are in full force and effect);

  (l)
  except as stated in any legal opinion referred to in Schedule 2, it is not necessary or advisable that this Agreement or any Security Document be filed registered recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp documentary registration or similar Tax or duty be paid on or in relation to this Agreement or any Security Document;

  (m)
  all information supplied by each Obligor to the Bank or, as the case may be, the Agent or any of the Guarantee Providers in contemplation or for the purpose of this Agreement and all information provided by or on behalf of the Borrower or any of the Hotel Subsidiaries to Ughi e Nunziante and/or any valuer of a Property (or the business carried on from it) in contemplation or for the purpose of these Facilities was true and accurate in all material respects as at its date and did not omit anything, nor since the date of such information has anything occurred, which renders that information untrue or misleading in any material respect; and all projections and statements of belief and opinion given by or on behalf of the Borrower, Leisure Holdings or the Hotel Subsidiaries to the Bank or, as the case may be, the Agent or a Guarantee Provider were made honestly and in good faith after due and careful enquiry and remain valid;

  (n)
  Cipriani has good and marketable title to the Hotel Cipriani, Splendido has good and marketable title to Hotel Splendido and Alberghiera has good and marketable title to Villa San Michele in each case subject to no Encumbrance (other than pursuant to a Security Document or a Permitted Encumbrance);

  (o)
  the hotels and/or businesses carried on at the Properties are managed by the Borrower, the relevant Hotel Subsidiary who owns that Property itself or (provided that the Bank consents to the same (such consent not to be unreasonably withheld) and subject to Clause 18.1(o)) another wholly-owned Subsidiary of the Borrower and not by any other person; and

  (p)
  the Borrower owns all the issued share capital or quotas of all the Hotel Subsidiaries save for:

  (i)
  any amount of the issued share capital or quotas of any of the Hotel Subsidiaries which is now or may in the future be transferred to another Hotel Subsidiary, provided that prior to the completion of any such transfer (i) the Directors of the Borrower and relevant Hotel Subsidiary are satisfied (and on request so certify to the Bank) that, following such transfer, the obligations of the Borrower under the Agreement and the Borrower and each Obligor under the Security Documents will continue to be able to be met for at least the period of 12 months following such acquisition (ii) the relevant transferee has provided to the Bank such pledge or other security over such shares or quotas owned by such transferee as the Bank may in its discretion require and (iii) the Agent is satisfied that the proposed transfer (and the funding of the consideration thereof) will not be unlawful under any provision of Italian law, as to which it may obtain at the Borrower's expense and rely on such legal advice as it thinks fit; and

  (ii)
  the issued share capital or quotas of each Hotel Subsidiary now held by Leisure Holdings (which will not exceed 5 per cent of the issued share capital or quotas of any Hotel Subsidiary) and which may now or in the future be transferred to any Subsidiary of the Borrower (which Subsidiary shall at all times remain a wholly owned Subsidiary of the Borrower) provided that (i) the transferee has provided to the Bank such pledge or other security over such shares or quotas owned by the transferee as the Bank may in its discretion require and (ii) the Agent is satisfied that the proposed transfer (and the funding of the consideration thereof) will not be unlawful under any provision of Italian law, as to which it may obtain at the Borrower's expense and rely on such legal advice as it thinks fit.

17.2 Repetition

  The representations and warranties in Clause 17.1 will be deemed to be repeated by the Borrower on and as of each Drawdown Date and each Interest Payment Date as if made with reference to the facts and circumstances existing at such respective date.

17.3 Effect of investigation

  The rights and remedies of the Bank in respect of any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced or affected by any investigation by or on behalf of the Bank or the Guarantee Providers or without limitation any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies.

18.   UNDERTAKINGS

18.1 General undertakings

  The Borrower undertakes with the Bank (and as regards any other Obligor will procure) that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement:

  (a)
  the obligations of the Borrower under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness;

  (b)
  the Borrower will and will procure that each member of the Group will:

  (i)
  prepare (on bases and principles consistent with those used in the preparation of the previous financial statements) such financial statements in respect of each financial period as may be required by any applicable law in accordance with Clause 18.4 or for the purpose of the preparation of any consolidated financial statements of the Borrower and its Subsidiaries, cause the same to be audited by its auditors and deliver copies to the Bank (in sufficient number to enable the Bank and each Guarantee Provider to have a copy) promptly and in any event not later than 120 days after the end of the relevant financial period; and

  (ii)
  deliver to the Bank promptly, and in any event not later than 60 days after the relevant period, unaudited financial statements and balance sheets used in connection with the consolidation of the Borrower's accounts containing financial information reasonably required by the Bank (for the Hotel Subsidiaries to include at least information relating to profits and losses, cash flow, occupancy rates and comparisons with budgets) in respect of successive quarterly periods during each of its financial years,

  (iii)
  deliver to the Bank promptly, and in any event not later than 60 days after the relevant period, a copy of quarterly accounts relating to the Borrower containing financial information in respect of successive quarterly periods during each of its financial years;

      and without limitation, such statements will contain sufficient information to enable the Bank to verify compliance with the financial covenants set out in Clause 18.5;

  (c)
  the Borrower will supply to the Bank at the same time as it delivers the financial statements referred to in paragraph (b) above a certificate of compliance with the financial covenants set out in Clause 18.5 signed by the chief financial officer of the Borrower or a director of the Borrower, setting out in reasonable detail supporting computations and in form and content acceptable to the Bank;

  (d)
  the Borrower and each Hotel Subsidiary will provide the Bank with copies of all notices and other communications required by law to be despatched to its creditors (or any class thereof) when despatched;

  (e)
  the Borrower and each Hotel Subsidiary will provide the Bank with such financial and other information concerning its business, assets and affairs as the Bank may from time to time reasonably require;

  (f)
  each Obligor will obtain, maintain in full force and effect and comply with all Consents and any conditions thereof necessary or appropriate for:

  (i)
  in the case of the Hotel Subsidiaries, the ownership of the relevant hotel;

  (ii)
  the carrying on by it of its business; and

    (iii)
    the execution delivery and performance of this Agreement and each Security Document to which it is a party and, in the case of the Borrower, the use of the Facilities;

  (g)
  the Borrower will not use monies advanced under this Agreement, and will procure that such monies are not used for purposes unrelated or not ancillary to the businesses carried on by it and its Subsidiaries at the date of this Agreement;

  (h)
  the Borrower and each Hotel Subsidiary will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses;

  (i)
  the Borrower will promptly inform the Bank of any occurrence or circumstance which might adversely affect the ability of any Obligor to perform its obligations under this Agreement or any Security Document and of any Event of Default or Potential Default;

  (j)
  the Borrower will from time to time, forthwith on request by the Bank, deliver to the Bank a certificate signed by two of its directors or officers confirming that, save as may be notified in detail in such certificate, no Event of Default or Potential Default has occurred and is then subsisting, to be accompanied by such evidence as to the information and matters contained in such certificate as the Bank may from time to time reasonably require;

  (k)
  none of the Hotel Subsidiaries will pay any dividends or make any other distribution or equivalent payment (other than to another Hotel Subsidiary) unless the directors of the relevant member are satisfied (and on request so certify to the Bank) that, following such dividend, distribution or payment the obligations of the Borrower under this Agreement and each Obligor under the Security Documents will continue to be able to be met (for at least the period of 12 months following such dividend or distribution or payment);

  (l)
  no Hotel Subsidiary will make any payment to Sea Containers Ltd or the Borrower or any of their Subsidiaries (and the Borrower agrees on behalf of itself and its Subsidiaries not to demand or accept any such payment or to take any security for any such payment or to set off any sums due to any Hotel Subsidiary against any such payment) other than payments for goods and services in the ordinary course of business and on an arm's length basis or as otherwise permitted under (k) above or (m), (n) and (o) below;

  (m)
  no Hotel Subsidiary will incur or have outstanding any Financial Indebtedness or incur any Indebtedness except:

  (i)
  with the prior written consent of the Bank;

  (ii)
  to another member of the Group;

  (iii)
  to the Bank in respect of the Facilities;

  (iv)
  unsecured Indebtedness in the ordinary course of business on arm's length terms or Indebtedness secured by Permitted Encumbrances; or

  (v)
  to Locafit SpA pursuant to the Lease;

  (n)
  subject to paragraph (m) above and (z) below, none of the Hotel Subsidiaries will lend any money or give any credit (other than normal trade credit) or (except under any Security Document) give any guarantee or indemnity or act as surety in respect of the obligations of any other person except unsecured loans and obligations in the ordinary course of business;

  (o)
  none of the Hotel Subsidiaries will, without the prior written consent of the Bank, pay any charge for management services to Sea Containers Ltd or a member of the Group (except to another Hotel Subsidiary) unless the directors of the relevant member are satisfied (and on request so certify to the Bank) that, following such payment, the obligations of each Obligor under this Agreement and the Security Documents will continue to be able to be met for at least the period of 12 months following such payment;

  (p)
  without prejudice to any agreement or transaction permitted by any other express provision of this Agreement and excluding the Permitted Transfer, neither the Borrower nor any member of the Group will, without the prior written consent of the Bank, enter into any agreement or transaction with any director of the Borrower, any such member or Sea Containers Ltd (or any of its Subsidiaries) or any person connected (within the meaning of section 346 of the Companies Act 1985) with any such person, except in the ordinary course of business on an arm's length basis;

  (q)
  the Borrower shall at all times ensure that the Villa San Michele, the Hotel Splendido and the Hotel Cipriani are members of Leading Hotels of the World or any comparable deluxe hotel reservations group, and a member of the Orient-Express Hotels group of hotels including compliance with that group's deluxe operational standards from time to time agreed with the Borrower or any of its Subsidiaries;

  (r)
  not to change (nor permit to be changed) the name of Villa San Michele, the Hotel Splendido or the Hotel Cipriani without, in each case, the prior written consent of the Bank;

  (s)
  not to appoint or allow any person other than the Borrower, the Hotel Subsidiary which owns the relevant Property or (provided that the Borrower shall have given to the Bank not less than 30 days' prior written notice of such person's appointment and subject to paragraph (o) above) a wholly owned Subsidiary of the Borrower to manage the hotel business carried on at that Property;

  (t)
  no Hotel Subsidiary will merge with any other Person without the prior written consent of the Bank;

  (u)
  the Borrower will not permit any change in the legal or beneficial ownership of the share capital or quotas of any of the Hotel Subsidiaries save for:

  (i)
  any amount of the issued share capital or quotas of any of the Hotel Subsidiaries which is now or may in the future be transferred to another Hotel Subsidiary, provided that prior to the completion of any such transfer (i) the Directors of the Borrower and the relevant Hotel Subsidiary are satisfied (and on request so certify to the Bank) that, following such transfer, the obligations of the Borrower under the Agreement and each Obligor under the Security Documents will continue to be able to be met for at least the period of 12 months following such acquisition (ii) the relevant transferee provides to the Bank such pledge or other security over such shares or quotas owned by such transferee as the Bank may in its discretion require and (iii) the Agent is satisfied that the proposed transfer (and the funding of the consideration thereof) will not be unlawful under any provision of Italian law, as to which it may obtain at the Borrower's expense and rely on such legal advice as it thinks fit;

    (ii)
    any shares or quotas from time to time held by Leisure Holdings which may now or in the future be transferred to any Subsidiary of the Borrower (which Subsidiary shall at all times remain a wholly owned Subsidiary of the Borrower) provided that prior to the completion of any such transfer (i) the transferee provides to the Bank such pledge or other security over such shares or quotas owned by the transferee as the Bank may in its discretion require and (ii) the Agent is satisfied that the proposed transfer (and the funding of the consideration thereof) will not be unlawful under any provision of Italian law, as to which it may obtain at the Borrower's expense and rely on such legal advice as it thinks fit;

  (v)
  the Borrower will procure that each of Splendido, Alberghiera and Cipriani comply with the covenants undertaken by them in the guarantees respectively granted by them to the Bank and comprised in the Security Documents;

  (w)
  where the Borrower's consent is required in connection with the transfer of any Guarantee Provider's rights or obligations under any Guarantee Agreement such consent will not be unreasonably withheld;

  (x)
  the Borrower will procure that before 12 December 2003 each of Splendido, Alberghiera and Cipriani execute in favour of the Bank, and in form and substance reasonably satisfactory to the Bank, a special privilege deed under Article 46 of the Italian Banking Law (Legislative Decree No. 385/1993) in respect of the contents of its respective Property;

  (y)
  on each anniversary of the first Drawdown Date, the Borrower shall deliver to the Bank a copy of the structure of the Group certified to be true and complete as at that date together with a certificate (in form and substance satisfactory to the Bank) signed by at least two directors of the Borrower confirming that the obligations of the Borrower under this Agreement and each Obligor under the Security Documents will continue to be able to be met for at least the period of 12 months following such certificate;

  (z)
  no Hotel Subsidiary will acquire or form any Subsidiaries or purchase or increase its investment in any Person or lend any money to any member of the Group unless (i) the directors of the Borrower and relevant Hotel Subsidiary are satisfied that, following such acquisition, forming of a subsidiary, increase in investment or loan the obligations of the Borrower under this Agreement and each Obligor under the Security Documents will continue to be able to be met (for at least the period of 12 months following such acquisition, forming of a subsidiary, increase in investment or loan) and (ii) in the case of the acquisition or forming of Subsidiaries or increasing investments in any Person, no Hotel Subsidiary shall acquire such number of shares as shall result (or potentially result) in the Hotel Subsidiary, as a result of that increased shareholding, being liable for all or any of the indebtedness or obligations of such Person; and

  (aa)
  each December (and on or before the 15th day thereof) the Borrower will deliver (or procure that there is delivered to the Bank) the forecasted annual trading budget of each Hotel Subsidiary for the following calendar year, such budget to include a capital expenditure budget for each such Hotel Subsidiary for the following calendar year.

18.2 Negative Pledge

  (a)
  The Borrower will procure that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement, none of the Hotel Subsidiaries will:

  (i)
  create or permit to subsist any Encumbrance over all or any part of its respective present or future undertaking assets rights or revenues (other than pursuant to a Security Document or by a Permitted Encumbrance); or

    (ii)
    sell or otherwise dispose of any of its assets on terms whereby it is or may be leased to or acquired by it or any other member of the Group or sell or otherwise dispose of any of its receivables on recourse terms.

  (b)
  The Borrower undertakes with the Bank that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement, it will not create or permit to subsist any Encumbrance over all or any of the shares or quotas in the Hotel Subsidiaries (other than pursuant to a Security Document) or sell or otherwise dispose of the same or any interest therein.

18.3 Disposals

  (a)
  The Borrower undertakes with the Bank and will procure that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement, none of the Hotel Subsidiaries will either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of (i) any of the Properties (or part thereof or interest therein (save that the Permitted Transfer shall be permitted)) or (ii) all or (where such part or interest is or may be material in the context of the Facilities) any part of or interest in any other of its assets.

  (b)
  Paragraph (a) above shall not apply to any disposal of fixtures or fixed plant or machinery or equipment disposed of at market value in the ordinary course of business and, where commercially appropriate, replaced.

18.4 Financial statements

  The Borrower will ensure that all audited financial statements prepared by it and each of its Subsidiaries and delivered pursuant to this Agreement shall be prepared in accordance with accounting principles and practices generally accepted in the United States (in the case of the Borrower) and Italy (in the case of the Hotel Subsidiaries), consistently applied in respect of each financial period on an individual and if applicable consolidated basis and that such financial statements shall contain a balance sheet and a profit and loss account giving a true and fair view of the state of affairs of the Borrower and its Subsidiaries for and as at the end of the period to which they relate.

18.5 Financial Covenants

  (a)
  The Borrower will procure that:

  (i)
  in relation to the Hotel Subsidiaries:

  (A)
  Interest Cover: the ratio of PBIT to Senior Interest Payable calculated on each Quarterly Testing Date in respect of the 12 months up to such date shall not be less than:

        1.75:1    for Quarterly Testing Dates up to and including 30 June 2004

        2.00:1    for Quarterly Testing Dates from 30 September 2004 and up to and including 30 June 2005

        2.25:1    for Quarterly Testing Dates falling after 30 June 2005;

      (B)
      Debt Service Cover: the ratio of PBIT to Debt Service Cost calculated on each Quarterly Testing Date in respect of the 12 months up to such date shall not be less than 1.1:1; and

    (ii)
    in relation to itself:

    (A)
    Tangible Net Worth: the Tangible Net Worth of the Borrower shall at all times be not less than US$363,000,000; and

    (B)
    Interest Cover: the ratio of PBIT to Interest Payable calculated on each Quarterly Testing Date in respect of the 12 months up to such date shall not be less than 1.1:1,

    PROVIDED THAT for the purposes of calculating the covenant in paragraph (ii)(B) above, references to "Hotel Group" in paragraph (b) below should be construed as references to the Group.

    For the purposes of this Clause, sums denominated in a currency other than Dollars shall be treated as if converted into Dollars at the Reference Bank's prevailing Spot Rate of Exchange on the relevant Test Date and a certificate of the Reference Bank as to such conversion shall be conclusive (save in cases of manifest error).

  (b)
  For the purposes of this Clause 18.5:

    "Debt Service Cost" means in respect of any testing period, the aggregate of:

    (i)
    Senior Interest Payable;

    (ii)
    all scheduled repayments of Facility A paid or falling due during that period; and

    (iii)
    all mandatory prepayments of the Facilities paid or falling due during that period (including sums paid to the credit of a Security Account);

    "Hotel Group" means (save as provided in paragraph (a) above) each of the Hotel Subsidiaries;

    "Interest" means interest and amounts in the nature of interest paid or payable in respect of any Financial Indebtedness including, without limitation:

    (i)
    the interest element of finance leases;

    (ii)
    discount and acceptance fees payable (or deducted) in respect of any Financial Indebtedness;

    (iii)
    fees payable in connection with the issue of maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a member of the Hotel Group;

    (iv)
    sums payable under any derivative contract;

    (v)
    repayment and prepayment premiums payable or incurred in repaying or pre-paying any Financial Indebtedness; and

    (vi)
    commitment, utilisation and non-utilisation fees payable or incurred in respect of Financial Indebtedness;

    "Interest Payable" means for any testing period, the amount of Interest accrued as an obligation of the Borrower and each of its Subsidiaries during such testing period on the basis that interest will be treated as accrued during such period whether or not it is paid or capitalised during such period;

    "Interest Receivable" means in respect of any testing period, the amount of Interest accrued in favour of members of the Hotel Group (other than from other members of the Hotel Group) during such period;

    "PBIT" means in relation to a testing period, the aggregate profit of each member of the Hotel Group (or, for the purposes of calculating PBIT for the purposes of Clause 18.5(a)(ii)(B), the consolidated profits of the Group) for such testing period:

    (i)
    before any deduction for or on account of corporation tax or other taxes on income;

    (ii)
    before any deduction for Interest Payable or depreciation;

    (iii)
    for the purposes of calculating PBIT for the purposes of Clause 18.5(a)(i) only, before deducting any management fee payable to the Borrower;

    (iv)
    after deducting (to the extent otherwise included) Interest Receivable;

    (v)
    before deducting extraordinary items but after deducting exceptional items (both as defined in FRS 3);

    (vi)
    after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Hotel Group on the disposal of any asset (not being stock disposed of in the normal course of trading) during such period and any gain arising on any revaluation of any asset during such period;

    (vii)
    after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Hotel Group on the disposal of any asset (not being stock disposed of in the ordinary course of trading) during such period;

    (viii)
    before deducting amortisation of any goodwill;

    "Quarterly Testing Date" means 31 March, 30 June, 30 September and 31 December in each year;

    "Senior Interest Payable" means for any testing period, the amount of interest accrued as an obligation of the Borrower during such testing period whether or not it is paid or capitalised or deferred during such period, under this Agreement and the Security Documents;

    "Tangible Net Worth" means at any time:

    (i)
    the issued and paid up share capital of the Borrower;

    (ii)
    plus the amount standing to the credit (or minus any amount standing to the debit) of the capital and revenue reserves of the Group (including, without limitation, any share premium account and capital redemption reserve);

    (iii)
    plus any balance standing to the credit (or minus any amount standing to the debit) of the consolidated profit and loss account of the Group,

    as derived from the then consolidated balance sheet of the Group but after:

    (iv)
    deducting all amounts attributable to minority interests in Subsidiaries;

    (v)
    deducting an amount equal to any distribution by any member of the Group to persons outside the Group out of profits earned prior to the date of such balance sheet and which have been declared, recommended or made since that date (except to the extent provided for in such balance sheet);

    (vi)
    deducting all amounts attributable to goodwill, intellectual property (including but not limited to patents, trade marks and brand names) and other intangible assets;

    (vii)
    deducting any surplus on any revaluation of property or assets after the date of this Agreement; and

    (viii)
    deducting any sum set aside for future taxation,

    (save to the extent this would result in the same being deducted more than once).

  (c)
  Application of Accounting Principles: The components of each definition set out in this Clause 18.5 will be determined in accordance with Italian generally accepted accountancy principles (in the case of the definition of PBIT for the purposes of paragraph 18.5(a)(i) above) and United States generally accepted accounting principles (in the case of paragraph 18.5(a)(ii) above) and will be derived from the latest available audited, consolidated (in the case of the Borrower) accounts of each member of the Hotel Group (in the case of a testing period ending in or following its financial year end) or from the management/quarterly accounts delivered pursuant to Clause 18.1 (in the case of any other testing period).

  (d)
  Changes to Accounting Principles: If there is a change in accounting principles referred to in paragraph 18.5(c) above after the date hereof:

  (i)
  the Borrower shall notify the Bank promptly upon becoming aware of the change or proposed change;

  (ii)
  the Borrower and the Bank will negotiate in good faith with a view to agreeing such amendments to this Clause 18.5 as are necessary to reflect such change;

  (iii)
  if amendments satisfactory to the Bank, the Borrower are agreed within 25 Business Days after the Borrower's notification under paragraph (i) above or the date upon which the change is implemented (whichever is the earlier) then those amendments shall take effect in accordance with their terms; and

  (iv)
  if such amendments are not so agreed within 25 Business Days then the Borrower shall re-cast the relevant financial statements to reflect the accounting principles in force at the date hereof for the purposes of this Clause 18.5.

18.6 Collateral Option

  (a)
  If the Borrower breaches any of the covenants set out in Clause 18.5(a)(i), then such breach may be remedied within 14 days after the earlier of the date of notice by the Bank requiring remedy of such breach or the date on which the Borrower first becomes aware of it:

  (i)
  to the extent that Advances are outstanding under Facility B, by the Borrower prepaying Advances under Facility B in whole or in part sufficient to result in the Borrower being in compliance with such covenants (if the Borrower does not select the Advances or part thereof to be prepaid under this paragraph, the Bank may do so and its selection will be binding on the Borrower); and/or

  (ii)
  if no Advances are outstanding under Facility B (or if prepayment of all such Advances is insufficient to result in the Borrower being in compliance with such covenants), by the Borrower depositing into a Security Account an amount in euro at least equal to the amount which would, if the Loan were reduced by such amount, result in the Borrower being in compliance with such covenants.

  (b)
  To the extent that sums are deposited in a Security Account in accordance with paragraph (a)(ii) above, the Bank shall, after and provided that it is satisfied that the Borrower is in compliance with Clause 18.5, release an amount from the Security Account to the Borrower that leaves a credit balance in all Security Accounts which is at least equal to an amount sufficient to enable the Borrower to continue to comply with Clause 18.5(a)(i) (assuming that the Loan was reduced by an amount equal to the sum left standing to the credit of such account).

  (c)
  Where any amount to be prepaid under paragraph (a)(i) above is received by the Bank during an Interest Period of the Advance(s) being prepaid, the Bank will, at the request of the Borrower retain such amount in a Security Account until the end of such relevant Interest Period and will apply such amount against the relevant Advance on the expiry of its Interest Period.

19.   DEFAULT AND ACCELERATED REPAYMENT

19.1 Events of Default

  There shall be an Event of Default if:

  (a)
  the Borrower fails to pay, in the currency and manner provided in this Agreement, any sum payable by it under this Agreement when due; or

  (b)
  the Borrower commits any breach of any provision of Clauses 18.1(a), 18.1(o), 18.1(p), 18.1(s), 18.1(u), 18.2, 18.3 or (save where simultaneously remedied as provided in Clause 18.6) 18.5; or

  (c)
  any Obligor commits any breach of any other provision of this Agreement or any provision of any Security Document and either such breach is in the opinion of the Bank or the Guarantee Providers not capable of remedy or such breach is in the opinion of the Bank or the Guarantee Providers capable of remedy and is not remedied within 14 days after the earlier of the date of notice by the Bank requiring such remedy or the date on which the Borrower or any Obligor first becomes aware of the breach; or

  (d)
  any representation or warranty made or deemed to be made or repeated by any Obligor in or pursuant to this Agreement or any Security Document is or proves to have been untrue or incorrect in a material respect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

  (e)
  any Financial Indebtedness of the Borrower exceeding in aggregate euro 3,000,000 or its equivalent in any other currency and/or any member of the Group exceeding in aggregate euro 1,500,000 or its equivalent in any other currency is not paid when due or becomes capable of being declared due prior to its stated maturity (provided that there shall not be an Event of Default under this paragraph (e) if the Bank and the Guarantee Providers are satisfied that there exists a bona fide dispute as to whether or not such Financial Indebtedness is due and payable or is capable of being declared due and payable, that the Borrower or such member is taking all advisable steps in regard to such dispute, that the Borrower or such member has promptly supplied to the Bank full details thereof and that no enforcement steps have been instituted or judgment or equivalent order obtained by any third party against the Borrower or such member in respect thereof); or

  (f)
  any Encumbrance to secure any Financial Indebtedness of:

  (i)
  the Borrower in aggregate exceeding euro 3,000,000 or its equivalent in any other currency; or

  (ii)
  any other Obligor exceeding euro 1,500,000 or its equivalent in any currency,

    becomes enforceable and any steps have been taken to enforce it; or

  (g)
  an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of the whole or any material part of the undertaking assets rights or revenues of any Obligor or a distress or other process is levied or enforced upon any material part of the assets rights or revenues of any Obligor; or

  (h)
  a petition is presented to, or any order is made by, any competent court for the appointment of an administrator in relation to any Obligor or any Obligor otherwise enters into or resolves to enter into administration; or

  (i)
  any Obligor is, or is adjudicated or found to be, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any Obligor under any law regulation or procedure relating to reconstruction or adjustment of debts; or

  (j)
  any petition is presented by any person (other than (i) a petition which, in the opinion of the Bank, is frivolous or vexatious or (ii) a petition which is not stayed or discharged within 14 days) or any order is made by any competent court or any resolution is passed by any Obligor for its winding-up or dissolution or for the appointment of a liquidator (except for the purposes of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved in writing by the Bank (such approval not to be unreasonably withheld)); or

  (k)
  any Obligor ceases or threatens to cease to carry on the whole or a substantial part of its business; or

  (l)
  this Agreement or any Security Document is or becomes unlawful or unenforceable in any respect other than as specified in any opinion referred to in Schedule 2; or

  (m)
  any opinion referred to in paragraphs 9, 10 and 11 of Schedule 2 shall not be or shall cease to be true and correct in any material adverse respect in the context of the Facilities or would not at any time in the future be true and correct in any such respect if then repeated with reference to the facts and circumstances existing at such time (or the Bank or the Guarantee Providers are advised to the effect of any of the foregoing); or

  (n)
  any such Consent referred to in Clause 18.1(f) is withdrawn or revoked or expires or is modified or made subject to any condition which in the opinion of the Bank or the Guarantee Providers may materially or adversely affect the security for the Facilities or the ability of any Obligor to perform or comply with any of its obligations under this Agreement or any Security Document; or

  (o)
  any guarantee indemnity or security for the Loan is not valid and in full force and effect or is terminated or disputed; or

  (p)
  the Borrower becomes a Subsidiary of any person or one person or more than one person acting in concert (within the meaning of The City Code on Takeovers and Mergers), not having control at the date hereof, obtain(s) control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of the Borrower provided that this shall only constitute an Event of Default if as a result of a person or persons so obtaining control of the Borrower the creditworthiness or any credit rating of the Borrower at any time after such obtaining of control is revoked or suspended or is materially lowered or any listing of Class A Common Shares of the Borrower on the New York Stock Exchange is suspended or cancelled; or

  (q)
  any other event or series of events or any circumstances occur(s) or arise(s) which, in the opinion of the Bank or the Guarantee Providers, acting reasonably, may have a material adverse effect on the ability or willingness of any Obligor to perform or comply with any of its respective obligations under this Agreement or any Security Document.

19.2 Rights on a Default

  The Bank may (without prejudice to any rights of the Bank) upon and at any time after the happening of an Event of Default, so long as the same is continuing, by notice to the Borrower declare that:

  (a)
  the Commitment of the Bank and any obligation of the Bank to make any Advance shall be terminated, whereupon such Commitment shall be reduced to zero and such obligation shall be terminated forthwith; and/or

  (b)
  the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the Loan with all interest accrued and all other sums payable under this Agreement; and/or

  (c)
  the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.

19.3 Accelerated repayment

  If:

  (a)
  an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of a Deposit or the whole or any material part of the undertaking or assets of any Guarantee Provider or a distress or other process is levied or enforced upon a Deposit or any material part of the assets of any Guarantee Provider; or

  (b)
  any valid order is made for the appointment of an administrator in relation to any Guarantee Provider or any Guarantee Provider otherwise enters into or resolves to enter into administration; or

  (c)
  any Guarantee Provider is, or is adjudicated or found to be, insolvent or stops or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any Guarantee Provider under any law regulation or procedure relating to reconstruction or adjustment of debts; or

  (d)
  any valid order is made or any resolution is passed for the winding-up or dissolution of or for the appointment of a liquidator of any Guarantee Provider (except for the purposes of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved in writing by the Bank); or

  (e)
  any Guarantee Provider ceases or threatens to cease to carry on the whole or a material part of its business; or

  (f)
  any Deposit becomes the subject of any Encumbrance in favour of anyone other than the Bank; or

  (g)
  for any reason the Bank is not at any time entitled to report the Loan as fully cash collateralised (save to the extent that it is also a Guarantee Provider) because the set-off arrangements and other equivalent security interests in respect of any of the Deposits are no longer legally well founded in any relevant jurisdiction and/or are no longer enforceable in the default, liquidation or bankruptcy of a Guarantee Provider and/or the Bank then:

    (i)
    the Bank shall, upon becoming aware of such event or circumstance, give notice to the Borrower thereof;

    (ii)
    the Bank shall, on request by the Borrower and the Agent, agree to the novation or transfer of that Guarantee Provider's rights and obligations under the relevant Guarantee Agreement to, or otherwise the replacement of that Guarantee Provider by, either another person which is then already a Guarantee Provider provided that such transfer or novation is acceptable to the Bank under its then normal credit approval procedures or any other person provided that:

    (A)
    such person is a bank or financial institution;

    (B)
    the Bank receives legal opinions reasonably satisfactory to it from lawyers acceptable to it in England and (if different) in the jurisdiction of incorporation of such person opining on the validity and binding nature of the relevant Guarantee Agreement and the ability of the Bank to set off such person's Deposits against its liability to the Bank under the said Guarantee Agreement; and

    (C)
    such person is approved by the Bank for such purpose under its then normal credit approval procedures; and

    (iii)
    if no such novation, transfer or replacement shall have occurred within 90 days after the date of the Bank's notice given under paragraph (i) above, the Bank shall be entitled by notice to the Borrower at any time thereafter to declare that the proportion of each Advance as is equal to the proportion of the Deposit made by the relevant Guarantee Provider to the aggregate of all Deposits made in relation to such Advance has become due and repayable, whereupon the Borrower shall forthwith repay such proportion of each Advance outstanding under this Agreement together with all interest accrued thereon and any other sums payable under this Agreement in respect thereof and the Commitment of the Bank shall be reduced pro tanto.

20.   INDEMNITIES

20.1 Indemnities

  The Borrower shall on demand indemnify the Bank (or, as the case may be, pay to the Bank an amount sufficient to indemnify a Guarantee Provider) against any liability loss or expense which the Bank shall certify as incurred by it or, as the case may be, a Guarantee Provider as a consequence of:

  (a)
  any default in payment by the Borrower of any sum under this Agreement when due;

  (b)
  the occurrence of any Event of Default;

  (c)
  any repayment or prepayment of any Advance or part thereof being received otherwise than on the last day of an Interest Period;

  (d)
  the early breaking, termination or reversing (in whole or in part) of any agreement or arrangement entered into by the Bank or a Guarantee Provider with the Borrower or any third party for the purpose of or in connection with fixing, capping the rate of or otherwise hedging interest payable under this Agreement;

  (e)
  any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice in respect of that Advance has been given or not being denominated in the currency originally selected, including in any such case, but not limited to, any loss of profit and any loss or expense incurred in maintaining or funding the Loan or other sum or in liquidating or re-employing deposits from third parties acquired or contracted for in order to effect or maintain the same.

20.2 Currency

  If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against or the liquidation of the Borrower or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the "contractual currency") then, to the extent that the amount of such payment actually received by the Bank, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Bank against the amount of such shortfall. For the purposes of this Clause, the "rate of exchange" means the rate at which the Reference Bank is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.

PART 9
TAXES AND CHANGES IN CIRCUMSTANCES

21.   TAXES

21.1 Grossing up payments

  (a)
  All payments to be made by the Borrower under this Agreement shall be made free and clear of and without any deduction or withholding whatsoever unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which the Bank would have received and so retained had no such deduction or withholding been made or required to be made.

  (b)
  If the Bank is entitled or obliged to make any deduction or withholding from any payment due to a Guarantee Provider under the Guarantee Agreement (a "Bank Payment") the Borrower shall pay to the Bank for the account of the relevant Guarantee Provider such sum (a "Compensating Sum") as will, after taking into account any deduction or withholding which the Borrower is obliged to make from the Compensating Sum, enable the relevant Guarantee Provider to receive, on the due date for payment of the Bank Payment, an amount equal to the Bank Payment which the Guarantee Provider would have received and so retained had no such deduction or withholding been made or required to be made.

21.2 Notification

  If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Bank upon becoming aware of the same.

21.3 Tax receipts

  If the Borrower is required to make any deduction or withholding from any payment hereunder, the Borrower shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank within 30 days after it has made such payment to the applicable authority an original official receipt issued by such authority and/or any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

21.4 Indemnity

  The Borrower shall indemnify and hold harmless the Bank against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for by the Borrower, whether or not such Taxes were correctly or legally assessed or demanded.

21.5 Tax Credits

  If the Borrower pays any increased amount or a Compensating Sum under Clause 21.1 and the Bank or any Guarantee Provider effectively obtains a refund of tax or credit against tax by reason of that payment, and if the Bank or, as the case may be, the Guarantee Provider is able (in its sole opinion, which shall not be capable of being challenged) to identify that refund or credit as being attributable to that payment having regard to its other activities, then the Bank shall reimburse to the Borrower such amount as the Bank (or such Guarantee Provider) shall determine (any such determination being conclusive) to be the proportion of that refund or credit as will leave the Bank (or, as the case may be, the Guarantee Provider) after that reimbursement in no better or worse position than it would have been in if that payment had not been required provided that the Bank shall have no obligation to make such reimbursement in relation to a payment made by it to a Guarantee Provider unless the Bank has received a corresponding reimbursement from the relevant Guarantee Provider. The Bank or, as the case may be, the Guarantee Provider shall not be obliged to arrange its tax affairs in any particular manner or to disclose any information regarding its tax affairs or computations to the Borrower.

21.6 Mitigation

  Without prejudice to any other provision of this Agreement, if any circumstances arise which result, or would on the giving of notice (or the like) result, in:

  (a)
  the Borrower having to make a payment to or for the account of the Bank or a Guarantee Provider under Clause 21.1 or Clause 22.1; or

  (b)
  interest being calculated at an alternative rate in accordance with Clause 22.3 by reason of circumstances affecting the Bank or (as the case may be) a Guarantee Provider, then:

    (i)
    the Bank shall enter into discussions in good faith with the Borrower and the Agent with a view to determining what mitigating action might be taken, provided that nothing in this Clause shall oblige the Bank to incur any costs or expenses for which it has not been fully and effectively indemnified to its reasonable satisfaction or to take any action or refrain from taking any action which would involve any disadvantage to its business;

    (ii)
    the Bank shall take such steps (if any) as shall be agreed by it and the Guarantee Providers or the Agent and the Bank to be appropriate to mitigate the effects of such circumstances; and

    (iii)
    no amount shall be payable or repayable under any of such Clauses with reference to the Bank or (as the case may be) a Guarantee Provider which is an assignee or transferee if such amount would not have been payable immediately following the execution of the novation certificate or other document by which it became a party to this Agreement or (as the case may be) the relevant Guarantee Agreement or other date on which it acquired or assumed any rights or obligations under this Agreement or such Guarantee Agreement.

21.7 Deductibility

  If the Bank shall have made any payment of principal or interest on an Advance or other amount to a Guarantee Provider under the Guarantee Agreement and such payment proves not to be fully deductible in computing the Bank's liability to corporation tax, the Borrower shall pay to the Bank the amount necessary to enable the Bank to occupy the same after tax position as it would have occupied had such payment been fully deductible.

22.   CHANGES IN CIRCUMSTANCES

22.1 Increased costs

  (a)
  If by reason of any change in or introduction of any law, regulation, treaty or official directive or any change in its interpretation, application or administration and/or compliance with any request from or agreement with or requirement of any central bank or other fiscal, monetary or other authority (whether or not having the force of law):

  (i)
  the Bank or a Guarantee Provider or any holding company of the Bank or a Guarantee Provider incurs a cost as a result of the Bank (or, as the case may be the Guarantee Provider) having entered into and/or performing any of its obligations under this Agreement; or

  (ii)
  there is any increase in the cost to the Bank or a Guarantee Provider or any holding company of the Bank or a Guarantee Provider of funding or maintaining all or any of the advances comprised in a class of advances formed by or including any Advance or, as the case may be, any Deposit; or

  (iii)
  the Bank or a Guarantee Provider or any holding company of the Bank or a Guarantee Provider is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Bank or the relevant Guarantee Provider having entered into or assuming or maintaining any commitment or performing its obligations under this Agreement or any Guarantee Agreement; or

  (iv)
  the Bank or a Guarantee Provider or any holding company of the Bank or a Guarantee Provider becomes liable to make any payment on or calculated by reference to any Advance or any Deposit and/or to any sum received or receivable by it hereunder or under any Guarantee Agreement, the Borrower shall from time to time on demand by the Bank promptly pay to the Bank amounts sufficient to indemnify it (or, as the case may be, pay to the Bank an amount sufficient to indemnify a Guarantee Provider) against, as the case may be, such cost, increased cost, reduction in the rate of return or liability.

  (b)
  Paragraph (a) above does not apply to any cost, increased cost, reduction in the rate of return or liability:

  (i)
  to the extent compensated for by the operation of Clause 21; or

  (ii)
  attributable to any change in the rate of Tax on the overall net income or gains of the Bank or Guarantee Provider (or its holding company) imposed in the jurisdiction in which its principal office is located or on the overall net income or gains of the Bank's or such Guarantee Provider's lending office for maintaining the Facilities or relevant Deposit by the jurisdiction in which that office is located.

22.2 Illegality

  If at any time it is or becomes unlawful, or contrary to any request from or requirement of any central bank or other fiscal monetary or other authority (whether or not having the force of law), for the Bank to make fund or allow to remain outstanding any Advance or any part of the Loan (or, as the case may be, for a Guarantee Provider to make fund or allow to remain outstanding the whole or any part of a Deposit), then the Bank shall promptly after becoming aware of the same deliver to the Borrower a certificate to that effect and:

  (a)
  the Bank shall not thereafter be obliged to make any Advance and its Commitment shall be reduced to zero; and

  (b)
  if the Bank so requires, the Borrower shall not later than such date as the Bank shall have specified repay the Loan (or, as the case may be, such proportion of each Advance as the participation of the affected Guarantee Provider bears to each such Advance and the Commitment shall be reduced pro tanto) together with accrued interest thereon and any other amounts then due to the Bank hereunder.

22.3 Market disruption

  If in respect of any proposed Advance or a forthcoming Interest Period:

  (a)
  the Bank determines that adequate and fair means do not exist for ascertaining the interest rate for any Interest Period; or

  (b)
  the Bank determines (or notifies the Borrower that a Guarantee Provider has so determined) that by reason of circumstances affecting the London or European Interbank Market generally it is impracticable for the Bank or such Guarantee Provider (as the case may be) to fund or continue to fund the Loan or any Advance (or such proportion of the Loan or any Advance as is funded by that Guarantee Provider) during any Interest Period, the Bank shall notify the Borrower accordingly. If such notification is given before the first Drawdown Date, no Advance shall be made available and, if such notification is given after the first Drawdown Date, the Borrower and the Bank and the relevant Guarantee Provider's agent shall negotiate in good faith with a view to arriving within a period of 30 days at an acceptable alternative arrangement (pending which any right of the Borrower to draw Advances shall be suspended), failing which the Borrower shall promptly prepay the Loan (or, as the case may be, the proportion of each Advance as the participation of the affected Guarantee Provider in such Advance bears to such Advance) together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable) and all other sums payable by the Borrower under this Agreement and the Bank's obligations hereunder in respect thereof shall terminate and the Commitment shall be reduced pro tanto. In such case the Borrower shall also reimburse to the Bank such amount as may be determined by the Bank or Guarantee Provider to be necessary to compensate it for the increased cost (if any) of maintaining any Advance or, in the case of a Guarantee Provider, relevant part thereof or relevant Deposit during the period of negotiation referred to in this Clause until such prepayment.

PART 10
GENERAL

23.   GENERAL

23.1 Set-off

  (a)
  The Bank may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Bank for the account of the Borrower in or towards satisfaction of any sum then due and payable from the Borrower under this Agreement.

  (b)
  For the purposes of exercising any rights under this Clause, or any rights under the general law, the Bank may convert or translate all or any part of such a credit balance into another currency applying a rate which in its opinion fairly reflects prevailing rates of exchange.

  (c)
  The Bank is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

  (d)
  In this clause "rights under the general law" means any right of set-off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

23.2 Assignment and Facility Offices

  (a)
  This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and assigns (and any person to whom the Bank shall transfer or novate any rights and/or obligations under this Agreement).

  (b)
  If the Bank makes a call on the Guarantee Providers under the guarantee comprised in the Guarantee Agreement, or if the Guarantee Providers elect to prepay the Loan at any time under clause 17.3 of the Guarantee Agreement, the Guarantee Providers shall, to the extent of such call or prepayment, be subrogated to the Bank's rights under this Agreement and the Security Documents.

  (c)
  The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement.

  (d)
  The Bank may assign all or any part of its rights or benefits or transfer all or any part of its obligations under this Agreement or any Security Document subject to the prior approval of the Borrower (not to be unreasonably withheld or delayed and which approval shall not be required (a) by way of or pursuant to subrogation under paragraph (b) above or (b) for any assignment or transfer to any person acting as agent of or trustee for the Guarantee Providers). The Borrower shall enter into all documents specified by the Bank to be necessary to give effect to any such assignment or transfer.

  (e)
  Subject to the prior approval of the Borrower (not to be unreasonably withheld or delayed and which shall not be required following an Event of Default) the Bank may disclose on a confidential basis to any actual or potential assignee or transferee of any rights, benefits or obligations under this Agreement or any Security Document such information about the Borrower or any Subsidiary of the Borrower (and so that the Borrower shall procure any further requisite consent from each Subsidiary) and their respective business and financial condition as the Bank shall consider appropriate.

  (f)
  The Bank may at any time and from time to time change its facility office (being the office out of which it will make available and maintain its Commitment and/or the Loan or any part thereof).

23.3 Notices

  (a)
  Every notice or other communication under this Agreement shall be in writing and may be delivered personally or by letter or facsimile transmission (forthwith confirmed by letter but without prejudice to the efficacy of the facsimile) despatched as follows:

  (i)
  if to the Bank, at its address specified at the head of this Agreement or to the following numbers:

      Facsimile 44-207-699-2707
      for the attention of Nigel Chapman;

    (ii)
    if to the Borrower at its address specified at the head of this Agreement or its registered or principal office for the time being or to the following numbers:

      Facsimile 1-441-295-5328
      for the attention of Chief Financial Officer

    or (in any case) to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other parties for such purpose. A copy of every notice or other communication to the Borrower shall also be sent to Orient Express Services Limited, 20 Upper Ground, London SE1 9PF, England (fax 44-20-7805-5908, attention Vice President-Funding) or to such other company at such address and/or facsimile number as the Borrower may, solely in relation to themselves, notify to the Bank from time to time.

  (b)
  Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received (if sent by post) 24 hours after despatch and (if delivered personally or despatched by facsimile transmission) at the time of delivery or despatch if during normal business hours in the place of intended receipt on a working day in that place and otherwise at the opening of business in that place on the next succeeding such working day, provided that any notice or communication to be made or delivered to the Bank shall be effective only on actual receipt by the Bank.

23.4 Waivers

  No delay or omission on the part of the Bank in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Bank of any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

23.5 Severance

  If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

23.6 Counterparts

  This Agreement may be executed in any number of counterparts in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

23.7 Language

  All notices or communications under or in connection with this Agreement (including without limitation condition precedent documents) shall be in English or, if in any other language, accompanied by a translation into English certified as the Bank may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

  Where this Agreement is translated into more than one language, the interpretation of the English version shall prevail.

23.8 Law and Jurisdiction

  (a)
  This Agreement shall be governed by and construed in accordance with English law.

  (b)
  Each of the parties irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

  (c)
  Nothing contained in this Clause shall limit the right of the Bank, the Agent or any Guarantee Provider to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

  (d)
  Each party irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of paragraph (b) above and agrees not to claim that any such court is not a convenient or appropriate forum.

  (e)
  The Borrower hereby authorises and appoints Orient Express Services Limited of 20 Upper Ground, London SE1 9PF (or such other person being a firm of solicitors in England as it may from time to time substitute by notice to the Bank) to accept service of all legal process arising out of or connected with this Agreement and service on such person(s) (or substitute) shall be deemed to be service on the Borrower, as the case may be. Except upon such a substitution, the Borrower shall not revoke any such authority or appointment, shall at all times maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, shall forthwith appoint another agent and advise the Bank accordingly.

AS WITNESS whereof this Agreement has been duly executed the date first above written.

SCHEDULE 1
Drawdown Notice

To:	Barclays Bank PLC 54 Lombard Street London EC3P 3AH

For the attention of:

Date:    •    200    •

Dear Sirs

Facility Agreement dated    •    2003

We refer to the above Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meanings in this notice.

1.
We hereby give you irrevocable notice that we wish to draw an Advance under the Facility Agreement as follows:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	[Facility A]/[Facility B]*
Currency of Loan:	[euro][Sterling][Dollars]*
Amount:	[ ] or, if less, the Available Facility
Payment Instructions	•
Interest Period:	[1][2][3]* months
Purpose of Advance	[see Clause 10.1(a)(ii)]

*
Delete as appropriate.

2.
We confirm that:

(a)
the matters represented by us and set out in Clause 17 of the Facility Agreement are true and accurate on the date of this notice as if made on such date; and

(b)
no Event of Default or Potential Default, each as defined in the Facility Agreement, has occurred and is continuing or would result from the drawing of the proposed Advance.

Yours faithfully

For and on behalf of
 ORIENT-EXPRESS HOTELS LTD
Authorised Signatory

SCHEDULE 2
Conditions Precedent

In this Schedule, "certified" means certified by a Director or another duly authorised officer of the Borrower or other relevant company as being a true complete and up-to-date copy as at a date no earlier than five Business Days before the first Drawdown Date under Facility A (or where such copies have been delivered to the Bank more than five Business Days before the first Drawdown Date under Facility A, a confirmation from a Director or another duly authorised officer of the Borrower or other relevant company that such copies previously delivered remain true, complete and up-to-date as at a date no earlier than five Business Days before the first Drawdown Date under Facility A).

1.
A certified copy of the Memorandum and Articles of Association, statutes or other constitutional documents and the register of members of the Borrower, Leisure Holdings and each Hotel Subsidiary (save that the register of members shall not be required in the case of the Borrower).

2.
A certified copy of a resolution of the Board of Directors of the Borrower appointing the Bank as banker to the Borrower, approving this Agreement and any Security Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign Drawdown Notices and all notices or other communications to be given or made by or on behalf of the Borrower under this Agreement or any such Security Document.

3.
A certified copy of a resolution of the Board of Directors (or equivalent body) and Shareholders of Splendido approving and authorising the execution and delivery of each Security Document required to be delivered by it under this Agreement.

4.
A certified copy of a resolution of the Board of Directors (or equivalent body) and Shareholders of Cipriani approving and authorising the execution and delivery of each Security Document required to be delivered by it under this Agreement.

5.
A certified copy of a resolution of the Board of Directors (or equivalent body) and Shareholders of Alberghiera approving and authorising the execution of each Security Document required to be delivered by it under this Agreement.

6.
Where this Agreement or any Security Documents are executed by the parties to them (other than the Bank) pursuant to a power of attorney, a certified copy of the relevant notarised and legalised power of attorney pursuant to which that document was executed.

7.
Confirmation by the Bank of the satisfaction of its account opening procedures.

8.
Such evidence of authority for the signature by Leisure Holdings of the Security Documents to which they are party as the Bank may require.

9.
A written legal opinion by Nicholson Graham & Jones, English legal advisers to the Guarantee Providers.

10.
A written legal opinion of Ughi e Nunziante, Italian legal advisers to the Bank and the Guarantee Providers, including a report on title to each Property (excluding Splendido Mare) by Ughi e Nunziante confirming inter alia that there are no Encumbrances or other restrictions on or affecting each Property (excluding Splendido Mare) and with such due diligence information as the Bank may require (if any).

11.
A written legal opinion by Appleby Spurling & Kempe concerning the Borrower and Leisure Holdings and their obligations under this Agreement and the Security Documents.

12.
Each of the Security Documents (other than the special privilege deeds), in each case in form and substance satisfactory to the Bank and duly executed by the Borrower and/or each other person (other than the Bank) expressed to be party to it.

13.
The Initial Valuation of each Property (excluding Splendido Mare) and the business carried on there in amount(s) and on bases and assumptions acceptable to the Bank (addressed to the Bank and the Guarantee Providers or with written confirmation that they may rely on the same).

14.
Satisfactory arrangements for the delivery to the Bank (or its representative in Italy) of all certificates (if any) for the shares or quotas to be pledged pursuant to any Security Document upon discharge and cancellation of the existing pledge over the same shares or quotas in favour of National Westminster Bank Plc.

15.
Evidence of insurance of the Properties with insurers acceptable to the Bank and on terms acceptable to the Bank and in accordance with the guarantee to be provided by the Hotel Subsidiaries comprised in the Security Documents and evidence that the relevant insurance is in full force and effect and all premiums thereof have been paid to date.

16.
Confirmation from National Westminster Bank Plc of all sums required to discharge all banking or financial facilities and accommodation available to or drawn by the Borrower under the Existing Facility and that all security and/or guarantees and/or indemnities in respect thereof will be released forthwith on payment or repayment thereof and, if required by the Bank, a form of release or discharge of each of the above, which has been agreed by National Westminster Bank Plc; and such confirmation by an Italian notary of such matters as the Bank is advised to be appropriate.

17.
Payment in cleared funds to the Bank or its nominee of an amount sufficient to pay the imposta sostitutiva referred to in Clause 14.8.

18.
The nota di trascrizione in respect of the registration of each mortgage comprised in the Security Documents together with a relazione notarile definitiva of each such mortgage.

19.
A certificate from a director of each Hotel Subsidiary confirming that all operating and liquor licences and other licences and consents necessary for the proper running of the Property owned by it and the operation of the business carried on there have been obtained and are in full force and effect, copies of which shall be attached to such certificate.

20.
Each fee payable pursuant to Clause 14 to the extent due and payable (including any notarial fees and fees payable pursuant to the Fees Letters).

21.
The execution of all Guarantee Agreements necessary or advisable for the purposes contemplated by Clauses 5.1(a)(iv) and 10.1(a)(x).

22.
(a)
Confirmation from the Agent to the Bank that the Agent is satisfied with all of the conditions set out in this Schedule (other than 7 and 21).

(b)
A legal opinion from lawyers acceptable to the Bank in England and the jurisdiction of incorporation of each Guarantee Provider opining on the validity and binding nature of the Guarantee Agreement and the ability of the Bank to set off the Deposits against the liability of the Guarantee Providers under the guarantee contained in the Guarantee Agreement.

23.
A waiver from each Hotel Subsidiary and Leisure Holdings to the Agent of any rights of contribution or otherwise which they may have as co-sureties against the Guarantee Providers or any of them.

24.
A letter duly signed by Locafit S.p.A. by way of which the latter has given its prior consent to the possible assignment to the Bank by Splendido of the Lease and assumes the obligations provided therein, being such letter substantially in a form already agreed between the Bank, Splendido and Locafit S.p.A.

25.
Evidence of the transfer of the Financial Indebtedness due from Cipriani and Splendido to Sea Containers Finance Ireland Limited to any member of the Group and written confirmation from Sea Containers Finance Ireland Limited that no Indebtedness is outstanding between it and either Cipriani or Splendido.

26.
Copies of the documentation for the Hedging Arrangements or, if agreed by the Bank, a strategy for the Hedging Arrangements for Facility A in terms satisfactory to the Bank.

27.
A memorandum signed by the Borrower, the Agent, each Guarantee Provider, the Bank, National Westminster Bank Plc and such other persons as the Agent may deem necessary dealing with, inter alia, funds flow and the book entries necessary in connection with the Advance(s) to be made on the first Drawdown Date under this Agreement and redemption of the Existing Facility (such memorandum to be in the agreed form, amended to reflect the actual sums to be advanced on the first Drawdown Date in accordance with the first Drawdown Notice and, for this purpose, agreed form means a form based upon the illustrative example(s) of closing memorandum initialled by each party to it on or prior to the date of this Agreement).

28.
Evidence satisfactory to the Bank that no Event of Default or Potential Default (as those terms are defined in the Existing Facility) shall have occurred and be continuing under the Existing Facility.

29.
A copy, certified to the satisfaction of the Bank, of any other Consent licence document opinion or assurance which the Bank considers necessary or desirable in connection with the execution delivery and performance of this Agreement, any Security Document and the transactions contemplated thereby.

ORIENT-EXPRESS HOTELS LTD

By: /s/ Anthony Kavanagh

Print name: Anthony Kavanagh

Office/authority: Attorney-in-fact

BARCLAYS BANK PLC

By: /s/ Giuseppe Broccoli

Print name: Giuseppe Broccoli

Office/authority: Attorney-in-fact

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  Exhibit 10
AGREEMENT FOR EURO 135 MILLION TERM AND MULTI-CURRENCY REVOLVING CREDIT FACILITY
CONTENTS
PART 1 DEFINITIONS AND INTERPRETATION
PART 2 CONDITIONS PRECEDENT
PART 3 FACILITY A
PART 4 FACILITY B
PART 5 FEES AND EXPENSES
PART 6 PAYMENTS
PART 7 SECURITY
PART 8 REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND DEFAULT
PART 9 TAXES AND CHANGES IN CIRCUMSTANCES
PART 10 GENERAL
SCHEDULE 1 Drawdown Notice
SCHEDULE 2 Conditions Precedent